UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-13305                                           75-1971716
(Commission file number )                  (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas            79701
  (Address of principal executive offices)             (Zip code)


                                 (432) 684-3727 (Registrant's telephone number
               including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into Material Definitive Agreement.

         On September 16, 2004, Parallel, L.P., a wholly-owned subsidiary of Parallel Petroleum Corporation (collectively, "Parallel"), entered into an Asset Sale Agreement with Chevron U.S.A. Inc. for the purchase of producing oil and gas properties located in the Fullerton Field of Andrews County, Texas in the Permian Basin of west Texas. The total purchase price, excluding adjustments, for the properties is $16,080,470. The effective date of the purchase will be January 1, 2004. Parallel presently owns a 64.125% working interest in these same properties.

         Under this Asset Sale Agreement, Parallel will acquire approximately 1,480 gross (370 net) acres and 100 gross (25 net) producing oil and gas wells.

         The purchase of the properties is scheduled to close on or before September 27, 2004, subject to customary closing conditions, including the absence of any proceedings before any governmental authority, the accuracy of representations and warranties of the parties and the absence of any material instances of non-market sensitive contractual obligations covering the disposition of oil and gas produced for the parties.

         The Asset Sale Agreement resulted from Parallel's exercise of its preferential right to purchase upon being notified by Chevron that Chevron had entered into an agreement to sell the properties to a third party. As required by the preferential right to purchase, Parallel's purchase of the properties will be completed upon the same terms and conditions as had been agreed to between Chevron and the third party, the purchase price and working interest being proportionately reduced among all parties exercising their preferential right to purchase.

         Parallel has no relationship with Chevron, other than in respect of the purchase and sale agreement.

         The purchase price will be financed with loan proceeds drawn under Parallel's revolving credit facility provided by First American Bank, SSB, BNP Paribas and Western National Bank.

         All of the properties to be acquired from Chevron will be pledged as additional collateral to further secure the payment and performance of Parallel's indebtedness and obligations under its revolving credit facility.

         At the date of this report, Parallel and the bank lenders are in the process of amending and restating the revolving credit facility to provide for the purchase of the properties from Chevron and for other acquisitions of oil and gas properties.


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Item 9.01   Financial Statements and Exhibits.

            (c) Exhibits.

                Exhibit No.                        Description

                   10.1 Purchase and Sale Agreement, dated September 16, 2004, between
                                         Parallel, L.P. and Chevron U.S.A. Inc.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 22, 2004


                                   PARALLEL PETROLEUM CORPORATION


                                   By: /s/ Larry C. Oldham
                                       ------------------------------------
                                       Larry C. Oldham, President and Chief
                                       Executive Officer


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


                                                                 Exhibit 10.1

                              ASSET SALE AGREEMENT


                         2004 ONSHORE DIVESTMENT PACKAGE

                  COVERING PROPERTIES IN ANDREWS COUNTY, TEXAS



                                     between



                               CHEVRON U.S.A. INC.

                                   (as Seller)


                                       and


                                  PARALLEL L.P.

                                   (as Buyer)

                            Dated September 16, 2004




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                                Table of Contents



1.      Sale and Purchase of Assets.......................................1

1.1     Assets to be Sold.  Subject to the exclusions and reservations set forth in Section 1.4,.........................................1

1.2     Seismic Data......................................................3

1.3     Transfer of Assets................................................3

1.4     Exclusions and Reservations.......................................3

1.5     Conveyancing Instruments..........................................5

1.6     Cooperation to Effect IRC ss.1031 Exchange........................5

1.7     Suspended Proceeds................................................5

1.8     Shared Contract Rights............................................6

2.      Purchase Price and Effective Date.................................6

2.1     Purchase Price....................................................6
   2.1.1     Performance Deposit..........................................7
   2.1.2     Payment of Adjusted Purchase Price...........................7

2.2     Transfer of Deposit and Purchase Price............................7

2.3     Allocation of Purchase Price......................................7

2.4     Adjustments to Purchase Price.....................................7
   2.4.1     Increases to Purchase Price..................................8
   2.4.2     Decreases to Purchase Price..................................9
   2.4.3     Adjustment for Buyer-Assumed Imbalances......................9

2.5     Closing Statement................................................10

2.6     Effective Date of Sale...........................................10

3.      Allocation of Revenues, Assumption of Liabilities
        and Indemnification..............................................10

3.1     Allocation of Revenues...........................................10

3.2     Payment of Invoices..............................................10

3.3     Liabilities After Closing and Indemnities........................10
   3.3.1     Definition of "Claims"......................................10
   3.3.2     Buyer's Assumption of Abandonment Obligations...............11
   3.3.3     Buyer's Assumption of Contract Obligations..................11
   3.3.4     Seller's Indemnity with respect to Certain Items............12

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   3.3.5     Seller's Indemnity with respect to Retained Litigation......12
   3.3.6     Buyer's General Indemnification.............................12

4.      Taxes And Payables...............................................12

4.1     Payment of Taxes - Texas Assets..................................12

5.      Representations, Warranties, Acknowledgments, Disclaimers a
        and Waivers......................................................13

5.1     Seller's Representations and Warranties..........................13
   5.1.1     Formation...................................................13
   5.1.2     Authorization...............................................13
   5.1.3     No Brokers..................................................13
   5.1.4     Compliance with Laws........................................14
   5.1.5     Litigation..................................................14
   5.1.6     Leases in Good Standing.....................................14
   5.1.7     Environmental Matters.......................................14
   5.1.8     Assets Subject to Payout....................................14
   5.1.9     Preferential Rights.........................................14
   5.1.10    Non-Exclusion of Necessary Assets...........................14

5.2     Buyer's Representations and Warranties...........................14
   5.2.1     Formation...................................................15
   5.2.2     Qualification...............................................15
   5.2.3     Authorization...............................................15
   5.2.4     No Brokers..................................................15
   5.2.5     Compliance..................................................15

5.3     Disclaimers, Waivers & Acknowledgments...........................15
   5.3.1     Disclaimer..................................................15
   5.3.2     Acceptance of Assets "as is, where is"......................16
   5.3.3     Acknowledgment..............................................16
   5.3.4     WAIVER OF CONSUMER RIGHTS...................................16
   5.3.5     NO REPRESENTATIONS OR WARRANTIES............................16

6.      Title Matters....................................................18

6.1     Asset Title Review...............................................18

6.2     Notice of Alleged Title Defects..................................18

6.3     Alleged Title Defect.............................................18

6.4     Permitted Encumbrances...........................................19

6.5     Remedies for Title Failures......................................20

6.6     Waiver; Effect of Seller's Special Warranty......................21

7.      Environmental Matters............................................21


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

7.1     Environmental Review.............................................21

7.2     Alleged Environmental Defects....................................21

7.3     Remedies for Alleged Environmental Defect........................22

7.4     Indemnity Provisions.............................................22

7.5     Post-Closing Environmental Indemnification by Buyer..............23

7.6     Exclusion from Buyer's Indemnification...........................24

7.7     CONDITION OF THE ASSETS AND SPECIFIC BUYER INDEMNIFICATION
        WITH RESPECT TO NORM AND OTHER HAZARDOUS SUBSTANCES..............24

7.8     Waiver...........................................................25

8.      Aggregate Alleged Defects and Associated Termination Rights......25

8.1     Minimum Threshold for Aggregate Alleged Defects..................25

8.2     Termination Amount...............................................25

9.      Additional Covenants.............................................25

9.1     Operations Prior to Closing......................................25

9.2     Preferential Rights to Purchase..................................26
   9.2.1     Issuance of Notices.........................................26
   9.2.2     Third Party Exercise........................................26
   9.2.3     Third Party Failure to Purchase.............................26
   9.2.4     Successor Operator..........................................26

10.     Covenants, Assignments And Continuing Obligations................26

11.     Closing, Termination and Final Adjustments.......................27

11.1    Conditions Precedent to Seller's Obligation to Close.............27

11.2    Conditions Precedent to Buyer's Obligation to Close..............28

11.3    Closing..........................................................28

11.4    Termination......................................................29

11.5    Remedies Upon Termination........................................30

11.6    Final Adjustments................................................30

12.     Dispute Resolution and Binding Arbitration.......................31

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12.1    Sole and Exclusive Method for Resolution of Disputes.............31

12.2    Negotiation Between Executives...................................31

12.3    Mediation........................................................31

12.4    Arbitration......................................................31

13.     Miscellaneous....................................................32

13.1    Oil and Gas Imbalances...........................................32

13.2    Insurance........................................................33

13.3    Casualty Loss of Assets..........................................34
   13.3.1    Definition..................................................34
   13.3.2    Notice of Loss..............................................34
   13.3.3    Handling of Casualty Loss...................................34

13.4    Transfer of Records..............................................35

13.5    Publicity........................................................35

13.6    Assignment.......................................................35

13.7    Entire Agreement.................................................35

13.8    Notices..........................................................35

13.9    Governing Law....................................................36

13.10     Confidentiality................................................36

13.11     Default........................................................36
   13.11.1     Failure to Respond........................................37
   13.11.2     Seller Not Obligated to Remedy Buyer's Defaults...........37
   13.11.3     Invoicing and Recoupment by Seller........................37
   13.11.4     Other Remedies Reserved...................................37

13.12     Survival of Certain Obligations................................37

13.13     Conflict of Interest...........................................38

13.14     Further Cooperation............................................38

13.15     Counterparts...................................................38

13.16     Exhibits and Schedules.........................................38

13.17     Severability...................................................38

13.18     Expenses, Post-Closing Consents and Recording..................38

13.19     Nominations and Accounting Responsibilities....................39

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13.20     Removal of Signs and Markers...................................39

13.21     CONSPICUOUSNESS / EXPRESS NEGLIGENCE...........................39

13.22     Waiver of Certain Damages......................................39

13.23     Prior Contract(s) Affecting Production.........................39

13.24     Disclosure of Royalty Valuation Claims, Demands
          and/or Lawsuits................................................40

13.25     Settlement Agreement...........................................40

13.26     Cooperation by Seller (Buyer's Audit)..........................41

Exhibits and Schedules:

Exhibit "A" - Interests to be Conveyed
Exhibit "C" - Form of Assignment and Bill of Sale
Schedule 1.4(n) - Excluded Communications and Office Equipment
Schedule 1.4 (q) - Excluded Equipment
Schedule 2.3 - Buyer's Allocation of Purchase Price
Schedule 3.3.5 - Seller's Retained Litigation
Schedule 5.1.8 - Assets Subject to Payout Schedules
Schedule 5.1.9 - Preferential Purchase Rights
Schedule 13.23 - Pre-Existing Contracts Affecting Production

                              ASSET SALE AGREEMENT
                         2004 Onshore Divestment Package


     THIS ASSET SALE AGREEMENT (this "Agreement"), dated September 16, 2004, is between CHEVRON U.S.A. INC., a Pennsylvania corporation with a mailing address of 1111 Bagby, Houston, Texas 77002 ("Seller"), and PARALLEL L.P., a Texas limited partnership, with a mailing address of P. O. Box 10587, Midland, Texas 79702 ("Buyer").

                              W I T N E S S E T H:

     That Seller desires to sell to Buyer and Buyer desires to purchase from Seller on the terms set forth in this Agreement those certain oil and gas interests and associated assets described herein. Accordingly, in consideration of the mutual promises contained herein, the mutual benefits to be derived by each party hereunder and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.   Sale and Purchase of Assets

1.1  Assets to be Sold. Subject to the exclusions and reservations set forth in
Section 1.4, Seller shall sell, transfer, grant, and assign, or cause others to sell, transfer, grant and assign and deliver to Buyer, and Buyer shall purchase and receive all of Seller's undivided interests in and to the following:

     (a) The oil, gas and mineral leases and/or deeds, operating rights, working interests, mineral interests, royalty interests, overriding royalty interests, payments out of production and other similar agreements and rights, whether producing or non-producing, and any other oil, gas or mineral rights or portions of same, representing Seller's ownership rights in the lands described in Exhibit "A", and further including any renewals, extensions, ratifications and amendments to such leases and/or deeds or portions of same (collectively, the "Leases"), together with all oil and gas unitization, pooling and/or communitization agreements, declarations, designations and/or orders relating to the Leases and statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, insofar as they relate to the Leases, and all of Seller's interest in and to the properties covered or units created thereby to the extent attributable to the Leases (collectively, the "Units"); but reserving to Seller (i) all of Seller's rights, title and interests under certain of said Leases to explore for and produce oil, gas and minerals outside the surface boundaries of the lands described in Exhibit "A" or above or below the depths described in Exhibit "A" (the "Retained Interests"), and (ii) the right to enter upon and use such portion or portions of the surface as are necessary for its drilling and operations in the Retained Interests, which operations shall not unreasonably interfere with those of Buyer and shall be conducted at Seller's (and, if applicable, its co-owners') risk and expense.

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     (b) Any and all oil and gas wells, salt water disposal wells, injection wells and other wells and wellbores, whether abandoned, not abandoned, plugged or unplugged, located on the Leases or within the Units or Land (as defined below) (collectively, the "Wells").

     (c) All buildings, structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, gas lines, water lines, vessels, boilers, equipment, machinery, fixtures, flowlines, materials, improvements, and any other real, personal, immovable and mixed property located on and currently or formerly used in the operation of, or relating to the in-field production, treatment, sale, or disposal of Hydrocarbons (as hereinafter defined), water, and associated substances produced from, the Leases, Land or the Units (collectively, the "Personal Property").

     (d) All natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid ("Hydrocarbons"), produced and severed from, or allocable, after severance, to the Leases, Land, the Units, the Wells or the Contracts (as hereinafter defined) on and after the Effective Date (as defined in Section 2.6) (collectively, the "Sale Hydrocarbons").

     (e) To the extent transferable, and subject to Section 1.8, all contracts, permits, rights-of-way, easements, servitudes, surface leases, subsurface use agreements, licenses, pooling agreements, operating agreements, processing agreements, division orders, farm-in and farm-out agreements, and other agreements of any kind or nature, whether recorded or not (including but not limited to those described on Exhibit "A") INSOFAR ONLY as they directly relate and are attributable to the Leases, Units, the production from either or both, the Land, Wells or Personal Property or the ownership or operation thereof, or the production, treatment, sale, transportation, gathering, storage or disposal of Sale Hydrocarbons, water, or substances associated therewith (the "Contracts").

     (f) All of the fee lands and real or immovable property (the "Land") identified on Exhibit "A", which shall be conveyed to Buyer under a conveyance in a form legally sufficient to transfer Seller's title under the laws of the State in which such Land is located, and otherwise consistent with the terms of this Agreement.

     (g) Records directly relating to the Leases, Units, Wells, Sale Hydrocarbons, Contracts, Land and Personal Property, in the possession of Seller (the "Records"), but excluding any records which (i) Seller is prohibited from transferring to Buyer by law or existing contractual relationship, (ii) have been archived pursuant to Seller's records management policies, or which (iii) constitute Excluded Assets (as defined in Section 1.4); provided, however, that Seller agrees to use reasonable efforts to make available to Buyer upon request archived records in Seller's possession relating to the Assets if such records are required by Buyer for purposes of responding to or defending any litigation or claim pertaining to the Assets. Seller will deliver originals, rather than copies, of those Records that pertain only to Assets being transferred to Buyer. If the Records pertain both to Assets being transferred to Buyer and to Excluded Assets as defined in Section 1.4 Seller may deliver copies to Buyer and retain the originals.

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

     (h) All rights and obligations attributable to Production Imbalances and Assigned Agreement Imbalances as defined in Section 13.1 (the "Assigned Imbalances").

All such Leases, Units, Wells, Personal Property, Sale Hydrocarbons, Contracts, Land, Records and Assigned Imbalances are hereinafter collectively referred to as the "Assets."

1.2 Seismic Data. Seller will not transfer any seismic data or rights therein to Buyer pursuant to this Agreement.

1.3 Transfer of Assets. The risk of loss and transfer of possession and control of the Assets shall occur and be made at Closing (as defined in Section 11.3), but transfer of title to the Assets shall be made effective as of the Effective Date (as defined in Section 2.6). Seller and Buyer shall promptly execute such additional documents as may be necessary to transfer the rights, titles or interests herein sold and purchased on the records of any purchaser of Sale Hydrocarbons.

1.4 Exclusions and Reservations. Specifically excepted and reserved from the transactions are the following, hereinafter referred to as the "Excluded Assets":

         (a) Seller's proprietary data, reserve estimates and reports, economic analyses, computer programs and applications, pricing forecasts, legal files and legal opinions (except abstracts of title, title opinions, certificates of title, or title curative documents), attorney-client communications, attorney work product, and records and documents subject to confidentiality provisions, claims of privilege or other restrictions on access.

         (b) Seller's rights, title and interests in the Contracts to the extent such are applicable, attributable and allocable to rights and interest retained by Seller, as more specifically described in Section 1.8.

         (c) All of Seller's separate proprietary software and derivatives therefrom, geophysical data, data licensing agreements and seismic licenses between Seller and third parties, if any, and any and all geologic/geophysical interpretations and proprietary or licensed raw or processed geophysical data (including magnetic tapes, field notes, seismic lines, analyses and similar data or information) and interpretations therefrom.

         (d) Subject to the provisions of Section 13.1, all rights and claims arising, occurring, or existing in favor of Seller prior to the Effective Date including, but not limited to, any and all contract rights, claims, penalties, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments, personal injury, property damage, royalty and other rights and claims of any nature in favor of Seller relating to any time period prior to the Effective Date, to the extent, and only to the extent, that such claims, rights and other matters do not cause an impairment in the value of the Assets to occur after the Effective Date.

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         (e) All corporate, financial, and tax records of Seller; however, upon receipt by Seller of a written request from Buyer indicating its desire to obtain copies, and the purpose for same, Seller shall provide Buyer, at Buyer's sole cost and expense, copies of any financial and tax records, other than income tax records, which directly relate, in the opinion of Seller, to the Assets, or which are necessary for Buyer's ownership, administration, or operation of the Assets.

         (f) To the extent, and only to the extent, that such claims, rights and other matters do not cause an impairment in the value of the Assets to occur after the Effective Date, all rights, titles, claims and interests of Seller related to the Assets for all periods prior to the Effective Date (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards.

         (g) All Hydrocarbons produced from or attributable to Seller's interest in the Assets with respect to all periods prior to the Effective Date, together with all proceeds from and rights relating to the sale of such Hydrocarbons.

         (h) Claims of Seller for any refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to the Assets for any period prior to the Effective Date, and
(ii) income, occupational or franchise taxes.

         (i) Subject to the terms hereof, all monies, proceeds, benefits, receipts, credits, income or revenues (and any security or other deposits made) attributable to the Assets or the operation thereof prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements and any overpayments of royalties.

         (j) All amounts due or payable to Seller as adjustments to insurance premiums related to the Assets for all periods prior to the Effective Date.

         (k) All of Seller's intellectual property rights, patents, trade secrets, copyrights, names, marks and logos.

         (l) All rights, obligations, benefits, awards, judgments, settlements, if any, applicable to any litigation pending in which Seller is a named claimant or plaintiff or holds beneficial rights or interests, to the extent related to periods prior to the Effective Date, to the extent, and only to the extent, that such claims, rights and other matters do not cause an impairment in the value of the Assets to occur after the Effective Date.

         (m) Seller's master service agreements and charter party agreements, storage or warehouse agreements, supplier contracts, service contracts, insurance contracts, and construction agreements.

         (n) All telecommunication and communications equipment and services, Wide Area Radio System ("WARS") control stations, radio towers, remote terminal units, SCADA hardware and software, photocopy machines, and personal computers and associated software, specifically identified as being excluded on the attached Schedule 1.4 (n).

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

         (o) All fixtures, facilities, pipelines, gathering lines, real property or interests therein owned by Chevron Pipe Line Company or any other division of Seller or subsidiary of ChevronTexaco Corporation or any third party not a party hereto, unless such assets are expressly identified and included on Exhibit "A".

         (p) Seller's interest, if any, in any gas processing plant, separation facility or gas treating plant serving the Assets, unless otherwise provided in Exhibit "A".

         (q) All vehicles (except those Seller has separately agreed to include), boats, tools, emergency medical response supplies (including but not limited to automated external defibulators, oxygen and combi tubes), identified surplus equipment, whether or not any of the foregoing are identified on any Exhibit or Schedule as being excluded, and any other assets specifically identified as excluded or retained on any of the Exhibits attached to this Agreement, including those described on Schedule 1.4 (q).

         (r) All rights and obligations attributable to Other Imbalances as defined in Section 13.1.

         (s) All third party owned equipment and property located on or used in connection with the Assets, including, without limitation, contractor equipment and leased equipment.

1.5 Conveyancing Instruments. The Assets to be conveyed by Seller to Buyer pursuant to this Section 1 shall be conveyed "AS IS, WHERE IS", without warranty of title, except that Seller shall give a special warranty of title against claims arising by, through, or under Seller, but not otherwise, and subject to the express conditions and limitations contained in this Agreement. The Assets to be transferred to Buyer pursuant to this Section 1 shall be transferred pursuant to an Assignment and Bill of Sale in substantially the form of Exhibit "C" (the "Assignment").

1.6 Cooperation to Effect IRC ss.1031 Exchange. If either party so elects, the parties shall cooperate to effect a tax-deferred exchange under Internal Revenue Code ss.1031, as amended. Either party shall have the right to elect this tax-deferred exchange at any time prior to the date of Closing. If either party elects to effect a tax deferred exchange, the other party shall execute additional escrow instructions, documents, agreements, or instruments necessary to effect the exchange, provided that the party asked to so cooperate shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the exchange requested by the other party.

1.7 Suspended Proceeds. In the event the Assets include funds being held by Seller in suspense for the benefit of a third party or parties, Seller shall transfer and pay to Buyer, and Buyer agrees to accept from Seller for the benefit of Seller and the party or parties entitled to receive payment thereof, all monies representing the value or proceeds of production removed or sold from the Assets and then held by Seller for accounts from which payment has been suspended, such monies being hereinafter called "Suspended Proceeds". At the same time, Seller shall deliver to Buyer appropriate supporting detail pertaining to the Suspended Proceeds in a mutually agreeable digital format, including (to the extent Seller has such information) the owner

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name, owner number, social security or federal ID number, reason for suspense, and the amount of suspense funds payable for each entry, together with monthly line item production detail including gross and net volumes and deductions for all suspense entries. Except as specifically set forth in the remainder of this
Section 1.7, Buyer shall be solely responsible for the proper distribution of such Suspended Proceeds to the party or parties which or who are entitled to receive payment of the same, and hereby agrees to indemnify, defend and hold Seller harmless from any Claims (as defined in Section 3.3.1) therefor. Upon properly documented invoice delivered to Seller no later than December 31, 2005, Seller will reimburse Buyer for (a) statutory penalties and interest, if any, owing to any interest owner attributable to the Suspended Proceeds accruing prior to the Effective Date, and (b) penalties and interest, if any, attributable to the Suspended Proceeds accruing prior to the Effective Date, payable to any state under existing escheat or unclaimed property law, but only if the aggregate of such penalties and/or interest shall exceed a threshold amount of $25,000, after which Seller shall reimburse Buyer on a dollar for dollar basis (including the threshold amount). Any invoice for reimbursement under the foregoing sentence shall include supporting documentation showing the owner name or ownership interest to which the claim pertains, the amount and calculation of the interest or penalties for which Buyer seeks reimbursement, and any other documentation reasonably requested by Seller to verify the validity and accuracy of the claim.

1.8 Shared Contract Rights. Notwithstanding anything to the contrary in Section 1.1(e), to the extent that any Contracts, including, but not limited to, permits, rights-of-way, easements, servitudes, surface leases, subsurface use agreements, licenses or other similar rights associated with the Assets are also necessary to Seller's continuing use and enjoyment of the Retained Interests, any oil, gas or mineral interests held by Seller and not included in the Assets, or any other Excluded Assets, and to the extent that such Contracts cannot be partially assigned or otherwise partitioned between the parties, the parties shall in good faith determine which of them is best situated to hold, administer and control each such Contract for the mutual benefit of both parties and their respective successors and assigns. In that event, the party taking responsibility for the Contract shall use reasonable commercial efforts to maintain the contract in force according to its terms, including the payment of any periodic rentals or fees, and shall invoice the other party for fifty percent of any amounts so paid (unless the parties have agreed to some other allocation of costs based on their respective interests in the Contract). In the event the party holding and administering any such Contract should ever intend to terminate, release or abandon the Contract it shall first offer the other party hereto, or its successor or assign, the right to take an assignment of the Contract. Each Contract held and administered according to the terms of this
Section 1.8 shall be documented in a separate agreement between the parties.

2.  Purchase Price and Effective Date

2.1 Purchase Price. As consideration for the sale of the Assets, Buyer shall pay to Seller or its respective designee, Sixteen Million, Eighty Thousand, Four Hundred and Seventy U.S. Dollars ($16,080,470.00) (the "Purchase Price"), adjusted as set forth in Section 2.4. The Purchase Price as adjusted in accordance with Section 2.4 shall be referred to as the "Adjusted Purchase Price."

   2.1.1 Performance Deposit. A performance deposit in the amount of ten percent (10%) of the Purchase Price (the "Deposit") shall be paid by Buyer if the transaction contemplated hereby is not closed on or before Monday, September 20, 2004, and such Deposit, if required, may be commingled with other Seller funds. The Deposit, if required, will be credited to the Purchase Price at Closing, will not bear interest, and is not refundable except as provided in this Agreement. Buyer's failure to deliver the Deposit as set forth herein shall be a material breach of this Agreement, for which Seller may declare this Agreement terminated and seek all legal or equitable remedies.

   2.1.2 Payment of Adjusted Purchase Price. The Adjusted Purchase Price shall be paid at Closing as provided below in Section 2.2.

2.2 Transfer of Deposit and Purchase Price. The Deposit, if required, and the Adjusted Purchase Price shall be paid by Buyer on the dates provided in Sections
2.1.1 and 2.1.2 above by completed wire transfer, in immediately available funds, to the account below or as directed in writing by Seller in the Closing Statement (as defined in Section 2.5):

         Receiving Bank:  BankOne N.A.
         ABA #071000013
         BNF:  ChevronTexaco Exploration and Production Company
         Account  #59-51720
         REFERENCE:  2004 Onshore Divestment
         Attn:  Luci Romano-Westuba (925) 842-8015

2.3 Allocation of Purchase Price. Within five business days after the execution of this Agreement by both parties hereto, Buyer shall provide Seller Buyer's allocation of the Purchase Price to the individual Assets associated with each Property Code represented on Exhibit "A", which allocation shall be provided in the form attached as Schedule 2.3. Buyer represents it will make reasonable allocations, in good faith, and Seller may rely on the allocations for all purposes hereunder, including: (a) to notify holders of preferential rights of Buyer's offer; (b) as a basis for adjustments to the Purchase Price for Alleged Title Defects, Alleged Environmental Defects and Casualty Losses (as such terms are defined in Sections 6.3, 7.2, and 13.3.1, respectively); or (c) as otherwise provided in this Agreement. The Purchase Price shall be further allocated for federal tax purposes among intangibles and tangibles comprising the Assets as follows: ninety percent (90%) of the Purchase Price shall be attributed to the Leases, Units, Land and Contracts and ten percent (10%) of the Purchase Price shall be attributed to the Wells and Personal Property. Buyer and Seller agree to be bound by the allocation of the Purchase Price among the tangible and intangible Assets set forth herein for all purposes; to consistently report such allocations for all federal, state and local tax purposes; and to timely file all reports required by the Internal Revenue Code of 1986, as amended, concerning the Purchase Price allocations.

2.4 Adjustments to Purchase Price. The Purchase Price shall be adjusted in accordance with this Section 2.4, but, notwithstanding any other provision of this Agreement, shall not be adjusted for (i) actual or projected changes in production rates, (ii) alternate interpretations of reserves and (iii) normal wear and tear on facilities or equipment.

   2.4.1 Increases to Purchase Price. The Purchase Price shall be increased by the following amounts (without duplication):

         (a) The amount of all expenses and charges relating to the Assets or the operation of the Assets which are paid by or on behalf of Seller and are attributable to the period of time from and after the Effective Date, including
(i) all operating and capital expenditures and prepaid expenses attributable to the Assets (inclusive of Seller's reasonable overhead or administrative expenses attributable or allocable to the Assets, not to exceed the amount specified in any applicable joint operating agreement) including, without limitation, royalty disbursements, rentals and other similar charges, excise, severance and production tax payments and any other tax payments based upon or measured by the production of Sale Hydrocarbons or the receipt of proceeds therefrom, and (ii) expenses paid by Seller to any third party under applicable joint operating agreements or other contracts or agreements included in or bearing upon the Assets, or in the absence of any joint operating agreement, those customarily billed under any such agreement, including without limitation, drilling, completion, reworking, deepening, side-tracking, plugging and abandoning, geological and geophysical and land costs.

         (b) An amount equal to the market value of all Hydrocarbons in storage above the pipeline connection on the Effective Date that are produced from, attributable to, or otherwise credited to the Assets (it being understood that such value shall be based on the price at which such Hydrocarbons were sold after the Effective Date (on a first-in, first-out basis), less transportation, quality adjustments, if any, applicable taxes and royalty payments).

         (c) The amount of any property or ad valorem taxes paid by Seller, prorated in accordance with Section 4.

         (d) An amount equal to any unpaid joint interest billings of Buyer relating to the Assets and attributable to the period of time prior to the Effective Date.

         (e) Interest on the Purchase Price from the Effective Date to the Closing Date, calculated using a month-to-month floating LIBOR rate plus one (1%) percent. The floating LIBOR rate shall be equal to the one month LIBOR rate published in the Wall Street Journal on the first day of each month between the Effective Date and Closing Date. For purposes of this Section 2.4.1 (e), the interest on the Purchase Price shall be calculated after taking into consideration the adjustments described in subsections (b), (c), (d) and (g) of
Section 2.4.2. In addition, interest shall not be accrued on that portion of the Purchase Price represented by the Deposit, if one is required, during the period beginning on the date the Deposit is credited to Seller's account and ending on the Closing Date.

         (f) Any other amount provided for in this Agreement or agreed upon by Seller and Buyer.

   2.4.2 Decreases to Purchase Price. The Purchase Price shall be decreased by the following amounts:

         (a) An amount equal to the net proceeds (the price at which the Sale Hydrocarbons were sold after the Effective Date (on a first-in, first-out basis), less transportation, quality adjustments, if any, applicable income and other taxes and royalty payments) received by or estimated to be due to Seller from the sale of Sale Hydrocarbons from the Effective Date through the last day of the calendar month immediately prior to the calendar month in which the Closing is scheduled.

         (b) Reductions due to Aggregate Alleged Defects in excess of the Minimum Threshold as provided for in Section 8.1.

         (c) Reductions due to the exercise of preferential rights to purchase as provided for in Section 9.2.

         (d) Reductions due to Casualty Loss as provided in Section 13.3.

         (e) The amount of any property or ad valorem taxes prorated in accordance with Section 4.

         (f) The principal amount of the Deposit, if one is required, exclusive of any interest which may be earned or earnable against the Deposit.

         (g) Any other amount provided for in this Agreement or agreed upon by Seller and Buyer.

   2.4.3 Adjustment for Buyer-Assumed Imbalances. The Purchase Price shall be increased or decreased to account for the estimated aggregate Production Imbalances and Assigned Agreement Imbalances assumed by Buyer as of the Effective Date (collectively the "Buyer-Assumed Imbalances"), calculated in accordance with Section 13.1 and set forth in the Closing Statement delivered to Buyer pursuant to Section 2.5. The Purchase Price shall be increased by an amount equal to the quantity (stated in Mcfe of oil, if any and MMBtu of gas) of the estimated Buyer-Assumed Imbalances multiplied by the Agreed Imbalance Settlement Price (as hereinafter defined) if the estimated Buyer-Assumed Imbalances as of the Effective Date reflect a net underproduced position and shall be decreased by an amount equal to the net imbalance quantity (stated in Mcfe of oil, if any, and MMBtu of gas) of the estimated Buyer-Assumed Imbalances multiplied by the Agreed Imbalance Settlement Price if the estimated Buyer-Assumed Imbalances as of the Effective Date reflect a net overproduced position. The "Agreed Imbalance Settlement Price" shall be equal to the simple average of the settlement prices on last three days of trading for the NYMEX Natural Gas Futures Contract for the delivery month of August 2004, minus a $0.325 per MMBtu composite basis adjustment and plus or minus an appropriate adjustment for any royalties or taxes that Seller has previously paid on imbalance quantities in satisfaction of obligations that would otherwise have to be paid by Buyer.

2.5 Closing Statement. Seller shall prepare and deliver to Buyer an accounting statement (the "Closing Statement") no later than 5 business days prior to Closing that shall set forth the adjustments to the Purchase Price made in accordance with this Agreement (with the exception of those provided for under Sections 2.4.1 (c) and 2.4.2 (e) above), it being understood and agreed that the Closing Statement shall contain reasonable estimates where actual amounts are not known at the time and that as actual costs and revenues are known, these amounts will be taken into account in the Final Settlement Statement provided for in Section 11.6. The Closing Statement shall be prepared in accordance with generally accepted accounting principles generally used in the oil and gas industry.

2.6 Effective Date of Sale. The effective date of the sale of the Assets described in Section 1 hereof shall be January 1, 2004 as of 7:00 a.m., local time where the Assets are located (the "Effective Date").

3.  Allocation of Revenues, Assumption of Liabilities and Indemnification

3.1 Allocation of Revenues. Seller shall receive (or receive credit for in the Closing Statement or the Final Settlement Statement, if the necessary information is not available in time to prepare the Closing Statement) all proceeds from the sale of Hydrocarbons physically produced from or allocable to the Assets prior to the Effective Date, and shall also receive (or receive credit for in the Closing Statement or the Final Settlement Statement, if the necessary information is not available in time to prepare the Closing Statement) and hold the right to receive all other revenues, proceeds and benefits attributable to the Assets accruing or relating to all periods before the Effective Date. Buyer shall receive (or receive credit for in the Closing Statement or the Final Settlement Statement, if the necessary information is not available in time to prepare the Closing Statement) all proceeds from the sale of Sale Hydrocarbons and shall also receive (or receive credit for in the Closing Statement or the Final Settlement Statement, if the necessary information is not available in time to prepare the Closing Statement) and hold the right to receive all other revenues, proceeds and benefits attributable to the Assets which accrue or relate to all periods after the Effective Date.

3.2 Payment of Invoices. After the Closing, Seller shall be responsible for and required to pay only that portion of any charge or invoice received that is applicable to work performed or material received in the period prior to the Effective Date; other charges and invoices may be returned to the billing party for rebilling to Buyer. Similarly, after the Closing, Buyer shall be responsible for and required to pay only that portion of any charge or invoice received that is applicable to work performed or material received in the period on or subsequent to the Effective Date; other charges and invoices may be returned to the billing party for rebilling to Seller.

3.3 Liabilities After Closing and Indemnities.

   3.3.1 Definition of "Claims". As used in any provision of this Agreement, "Claims" shall mean all liabilities, penalties, fines, obligations, judgments, claims, governmental actions, causes of action, demands, administrative proceedings, suits and other legal proceedings, together with any costs of court, fees and expenses associated therewith (including, without limitation, costs of investigation, attorneys' fees, expert's fees, and expenses associated with investigation of claims, testing, assessment and remedial actions).

   3.3.2 Buyer's Assumption of Abandonment Obligations. As additional consideration for the sale and transfer of the Assets, Buyer shall assume and shall timely and fully satisfy all Abandonment Obligations (as defined below) associated with the Assets. As used herein, the term "Abandonment Obligations" shall mean and include all obligations associated with, and liability for, (i) the plugging and abandonment of all wells, either active or inactive, (including, but not limited to, the Wells) situated on or in any of the Leases, Units or Land; (ii) the removal of structures, facilities, foundations, wellheads, tanks, pipelines, flowlines, pumps, compressors, separators, heater treaters, valves, fittings and equipment and machinery of any nature and all materials contained therein, located on or used in connection with the Assets;
(iii) the clearance, restoration and remediation of the lands, groundwater and waterbottoms covered or burdened by the Leases, Contracts, Units and Land; and
(iv) the removal, remediation and abatement of any petroleum material, any contamination or pollution (including, without limitation, spilling, leaking, pumping, pouring, emitting, emptying, discharging, leaching, dumping or disposing of any chemical substance, pollutant, contaminant, toxic substance, radioactive material, hazardous substance, naturally occurring radioactive material ("NORM"), waste, saltwater, crude oil, or petroleum product) of the surface (including surface water), air, or any vessel, piping, equipment, tubing or subsurface strata associated with the Assets, all in accordance with or as required by applicable agreements, implied or express, including without limitation, leases, unit agreements and operating agreements, or by law, regulation, order, permit, judgment or decree. Buyer shall protect, indemnify, hold harmless and defend Seller and the Seller Parties (as defined in Section 3.3.6) against any and all Claims, whether based on any theory of liability, including, but not limited to, tort, breach of contract (express or implied), breach of warranty (express or implied), strict liability, regulatory liability, or statutory liability, regardless of the sole, joint or concurrent negligence, strict liability, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Seller or any other person or party, whether arising from, resulting from or related to Buyer's failure to timely and fully satisfy the Abandonment Obligations as set forth in this Agreement or as may be imposed by any applicable statutes, laws, rules, regulations, or orders. Buyer further agrees to take whatever actions are necessary to protect Seller from being subjected to any such Claims, including, but not limited to, removal, remediation and restoration, and will comply with reasonable requests by Seller that Buyer take such actions.

   3.3.3 Buyer's Assumption of Contract Obligations. Buyer shall observe and comply with all covenants, terms, and provisions, express or implied, contained in the Leases, Units and Contracts; and this Agreement is made expressly subject to all agreements, leases, easements, permits, commingling authorizations and other contracts relating to the Assets, whether or not the same are herein specifically identified. Buyer shall assume and be responsible for all obligations and liabilities of Seller accruing under such agreements after the Effective Date and agrees to execute any instrument or document required by Seller to evidence such assumption.

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

   3.3.4 Seller's Indemnity with respect to Certain Items. Subject to the provisions of Section 1.7, Seller shall defend, indemnify and hold Buyer, its affiliates, and its/their directors, officers, employees, contractors, and representatives (which additional parties together with Buyer are hereinafter collectively referred to as the "Buyer Parties") harmless from any and all Claims for periods of time prior to the Effective Date relating to: (i) the payment, underpayment or nonpayment of royalties, overriding royalties, production payments, net profits payments or other payments on production or the proper accounting or payment to parties for their interests therein, (ii) the payment, underpayment or nonpayment of property, ad valorem, windfall profit, severance or other taxes relating to the Assets or the Seller, (iii) all amounts payable by Seller pursuant to Section 3.2, and (iv) damages to property or injury to persons, including death, arising out of Seller's ownership or operation of the Assets, but only if such Claims described in this clause (iv) are asserted or filed within two years after the Closing Date. Buyer shall be responsible for all Claims of these types insofar as they relate to periods of time from and after the Effective Date and Buyer shall defend, indemnify and hold the Seller Parties (as defined in Section 3.3.6) harmless therefrom.

   3.3.5 Seller's Indemnity with respect to Retained Litigation. Seller shall defend, indemnify and hold Buyer and the Buyer Parties harmless from any and all Claims relating to the litigation and claim matters set forth on Schedule 3.3.5, but only to the extent the underlying Claims relate to the period of time prior to the Effective Date.

   3.3.6 Buyer's General Indemnification. Subject to the provisions of Sections
3.3.4 and 3.3.5 above and any other provisions of this Agreement specifically requiring indemnification from Seller, Buyer shall defend, protect, indemnify and hold Seller, its parent, its affiliates, and its/their directors, officers, employees, contractors, and representatives (which additional parties together with Seller are hereinafter collectively referred to as the "Seller Parties") harmless against any and all Claims asserted or filed on or after the Effective Date in any way arising out of, related to, or connected with the Assets or Buyer's or Seller's ownership, operations or activities related to the Assets and the Contracts and agreements pertaining thereto, or any of the obligations, responsibilities or liabilities assumed by Buyer hereunder, whether relating to periods before or after the Effective Date and including, but not limited to, acts or omissions of Seller, based upon any theory, whether in contract, negligence, liability without fault, strict liability, regulatory liability, statutory liability, tort or other, regardless of the sole, joint or concurrent negligence, strict liability, liability without fault, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Seller or any other person or party.

4.  Taxes And Payables

4.1 Payment of Taxes - Texas Assets. All real estate, use, occupation, ad valorem, personal property taxes and charges on any of the Assets located in the State of Texas shall be prorated as of the Effective Date. Seller shall pay all such items for all periods prior to the Effective Date and shall be entitled to all refunds, recoupments, rebates and credits with regard to such periods. Seller shall be responsible for all oil and gas production and severance taxes, windfall profits taxes, and any other similar taxes applicable to Hydrocarbons produced from or attributable to the Leases or the Units prior to the Effective Date, and Buyer shall be responsible for all such taxes applicable to Sale Hydrocarbons produced from or attributable to the Leases or the Units on and after the Effective Date. Both of the parties believe that the sale of the Assets is a sale of an identifiable segment of the business exempt from Texas sales and use taxes. Buyer shall be responsible and liable for any such sales, use and similar taxes arising out of the sale of the Assets. In the event that any such taxes are assessed against the transaction, both parties will cooperate in an attempt to eliminate or reduce such taxes. If unsuccessful, Buyer shall pay Seller any such state and local sales, use or excise taxes, together with applicable interest, penalties and reasonable legal fees incurred by Seller, and Seller shall remit such amount (except the portion attributable to reimbursement of Seller's legal fees) to the appropriate taxing authority in accordance with applicable law. Buyer shall indemnify, defend and hold harmless Seller and the Seller Parties for any sales, use or excise taxes assessed against Seller by any taxing authority in respect of this sale, including the amounts of any penalties, interest, court costs and attorneys' fees. In the event that the Effective Date is not within the same calendar month as the Closing Date, Buyer shall reimburse Seller for any interest and penalties due and owing on any late reported sales or other taxes. Both parties will reasonably cooperate to eliminate or reduce the assessment of sales or use taxes. Seller shall, if it alone is required to appeal or protest the assessment of sales or use taxes, protest the assessment of such taxes if Buyer provides a written request to Seller to do so. Any reasonable legal expenses incurred by Seller to reduce or avoid any of the aforementioned taxes attributable to Buyer shall be paid or reimbursed by the Buyer.

5. Representations, Warranties, Acknowledgments, Disclaimers and Waivers

5.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date hereof and as of Closing, the following statements are accurate:

   5.1.1 Formation. Seller is a corporation duly organized and validly existing, in good standing, under the laws of the State of Pennsylvania. Seller has the corporate power and authority to own the Assets and to carry on its business as now conducted and to enter into and to carry out the terms of this Agreement.

   5.1.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Seller and Seller is not subject to any charter, by-law, lien, encumbrance, agreement, instrument, order, or decree of any court or governmental body (other than any governmental approval required) which would prevent consummation of the transactions contemplated by this Agreement.

   5.1.3 No Brokers. Seller is not a party to, or in any way obligated under, nor does Seller have any knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement for which Buyer will have any liability.

   5.1.4 Compliance with Laws. To the best of Seller's knowledge and in accordance with normal industry practice, Seller has complied in all material respects with all applicable laws, ordinances, rules and regulations and has obtained and maintained all material permits required by public authorities in connection with the Assets.

   5.1.5 Litigation. Except as set forth on Schedule 3.3.5, there are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the best of Seller's knowledge, threatened, against Seller or the Assets which might delay, prevent or materially hinder the consummation of the transactions contemplated hereby or materially adversely affect the title to or value of any of the Assets.

   5.1.6 Leases in Good Standing. To the best of Seller's knowledge, but without investigation, all royalties, rental and other payments due under the Leases have been properly paid in all material respects, and all conditions necessary to keep the Leases in force and effect have been fully performed in all material respects.

   5.1.7 Environmental Matters. Except as disclosed in this Agreement or as reflected in the data rooms made available for Buyer's due diligence review, Seller has received no notice of any violation of or investigation relating to any federal, state or local laws with respect to pollution or protection of the environment relating to the Assets, which violation or investigation would materially affect the value, use or operation of any of the Assets operated by Seller.

   5.1.8 Assets Subject to Payout. To the best of Seller's knowledge, the Assets that are subject to a payout schedule that may impact Buyer's net revenue interests after the Effective Date are reflected in Schedule 5.1.8. Within 15 days after execution of this Agreement, Seller shall provide Buyer a schedule showing the current payout balance of each well subject to a payout schedule and the "before payout" and "after payout" working interest and net revenue interest of Seller in each such well.

   5.1.9 Preferential Rights. To the best of Seller's knowledge, Schedule 5.1.9 sets forth all obligations under which third parties have preferential rights or similar rights to acquire any portion of the Assets.

   5.1.10 Non-Exclusion of Necessary Assets. The fixtures, facilities, pipelines, gathering lines, real property or interests therein owned by Chevron Pipe Line Company or any other division of Seller or subsidiary of ChevronTexaco Corporation and excluded herefrom by virtue of Section 1.4 (o) do not include any such assets that are directly related to and used exclusively for the Assets, and Seller shall use reasonable efforts to assist Buyer in acquiring from Seller's affiliates the right to use all such fixtures, facilities, pipelines and gathering lines that are used for the Assets (but not exclusively used for the Assets) consistent with past practices and reasonable commercial terms.

5.2 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the date hereof and as of Closing, the following statements are accurate:

   5.2.1 Formation. Buyer is a corporation duly organized and validly existing, in good standing, under the laws of the State of Delaware and is or will be prior to Closing, duly qualified to carry on its business in each of the states in which it is required to be qualified and has the corporate power and authority to own its property and to carry on its business as now conducted and to enter into and to carry out the terms of this Agreement and the transactions contemplated by this Agreement.

   5.2.2 Qualification. Buyer is qualified to own and operate oil, gas and mineral leases in the State of the situs of the Assets and any federal onshore leases made a part of the Assets in accordance with applicable laws, rules, regulations and orders governing the ownership and operation of leases in the State of the situs of the Assets.

   5.2.3 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Buyer and Buyer is not subject to any charter, by-law, lien, encumbrance, agreement, instrument, order or decree of any court or governmental body which would prevent consummation of the transactions contemplated by this Agreement.

   5.2.4 No Brokers. Buyer is not a party to, or in any way obligated under, nor does Buyer have any knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement for which Seller will have any liability.

   5.2.5 Compliance. From and after Closing, Buyer shall comply with all applicable laws, ordinances, rules and regulations and shall promptly obtain and maintain all permits required by public authorities in connection with the Assets purchased.

5.3 Disclaimers, Waivers & Acknowledgments.

   5.3.1 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE ASSETS ARE TO BE SOLD AS IS, WHERE IS AND WITH ALL FAULTS AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED IN FACT OR BY LAW, WITH RESPECT TO ORIGIN, QUANTITY, QUALITY, OPERATING CONDITION, SAFETY OF EQUIPMENT, TITLE TO PERSONAL PROPERTY, TITLE TO REAL PROPERTY, COMPLIANCE WITH GOVERNMENT REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSES, CONDITION, THE QUANTITY, VALUE OR EXISTENCE OF RESERVES OF OIL, GAS OR OTHER MINERALS PRODUCIBLE OR RECOVERABLE FROM THE LEASES OR WELLS, OR OTHERWISE, CONCERNING ANY OF THE ASSETS. ALL WELLS, PERSONAL PROPERTY, DATA, RECORDS, MACHINERY, EQUIPMENT AND FACILITIES THEREIN, THEREON AND APPURTENANT THERETO ARE TO BE CONVEYED BY SELLER AND ACCEPTED BY BUYER PRECISELY AND ONLY "AS IS, WHERE IS".

   5.3.2 Acceptance of Assets "as is, where is". Buyer has made, or arranged for others to make, or has been afforded the opportunity to make an inspection and inventory of the Assets and, if not performed, waives such right at and with Closing. Buyer, at Closing, will accept all Assets in an "as is and where is" condition, with an expressed acceptance and understanding of the disclaimers contained in this Agreement.

   5.3.3 Acknowledgment. Buyer acknowledges that the Assets have been used for oil and gas exploration, drilling and producing operations, pipeline, transportation and/or gathering operations, and other related oilfield operations, including, without limitation, possibly the injection, storage and/or disposal of produced water and/or waste materials incidental to or occurring in connection with such operations, and that physical changes in the land, groundwater or subsurface may have occurred as a result of any such uses and that Buyer has entered into this Agreement on the basis of Buyer's own investigation of, or right to investigate, the physical condition of the Assets, including, without limitation, the facilities and equipment, and the surface and subsurface conditions. Buyer is acquiring the Assets precisely and only in an "as is and where is" condition and assumes the risk that adverse physical conditions, including, but not limited to, the presence of unknown abandoned or unproductive oil wells, gas wells, equipment, pits, landfills, flowlines, pipelines, water wells, injection wells and sumps, which may or may not have been revealed by Buyer's investigation, are located thereon or therein, and whether discovered, discoverable, hidden, known or unknown to Buyer as of Closing. Buyer hereby agrees to assume full responsibility for compliance with all obligations attributable, in any way, to the Assets and all laws, orders, rules and regulations concerning all of such conditions, discovered, discoverable, hidden, known or unknown, and further agrees to defend, indemnify and hold the Seller Parties harmless for same, including, but not limited to, defense, indemnification and hold harmless for any liability, attorneys' fees, fines, penalties or costs under all Environmental Laws, as defined in this Agreement or otherwise asserted.

   5.3.4 WAIVER OF CONSUMER RIGHTS. BUYER WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT THE ABOVE WAIVER, BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT BUYER (I) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (II) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND (III) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

   5.3.5 NO REPRESENTATIONS OR WARRANTIES.

         (a) BUYER ACKNOWLEDGES THAT SELLER MAKES THIS SALE OF THE ASSETS TO BUYER WITHOUT ANY WARRANTY AS TO THE

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CONDITION OF THE ASSETS, INCLUDING ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT
OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), FITNESS FOR ANY ORDINARY USE, OR FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, EVEN FOR RETURN OR REDUCTION OF THE PURCHASE PRICE OR OTHERWISE, IT BEING UNDERSTOOD THAT BUYER TAKES THE ASSETS "AS IS" AND "WHERE IS"; BUYER HEREBY ACKNOWLEDGING RELIANCE SOLELY ON ITS OWN INSPECTION OF THE ASSETS, AND NOT ON ANY WARRANTIES
OR REPRESENTATIONS FROM SELLER WITH RESPECT TO THE CONDITION OF THE ASSETS. IN ADDITION, BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), FITNESS FOR ANY ORDINARY USE, FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, TAX CONSEQUENCES, OR ENVIRONMENTAL CONDITION OF THE ASSETS. ALL WARRANTIES WITH RESPECT TO THE CONDITION OF THE ASSETS ARE HEREBY DISCLAIMED BY SELLER AND EXPRESSLY WAIVED BY BUYER. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR
OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE CONDITION OF THE ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER, ANY PARTY ACTING OR PURPORTING TO ACT FOR SELLER, OR ANY BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.

         (b) SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS SALE, INCLUDING, WITHOUT LIMITATION, THE QUALITY, QUANTITY OR ENVIRONMENTAL CONDITION OF THE ASSETS OR ANY OTHER MATTERS CONTAINED IN THE DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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6.  Title Matters

6.1 Asset Title Review. Until Closing, Buyer shall have reasonable access, without express or implied warranty of any kind regarding the accuracy of such information, to copies of non-privileged information in Seller's possession regarding Seller's title to the Assets, which information Buyer may copy at its sole cost and expense (unless prohibited by agreement between Seller and a third party). Except as otherwise provided in this Agreement, Seller shall not be required to perform any additional title work. Any existing abstracts and title opinions have not been made and will not be made current by Seller. Buyer specifically agrees that any conclusions made from any examination done or caused to be done from Seller furnished information regarding title have resulted and shall result from its own independent review, skill, knowledge and judgment only.

6.2 Notice of Alleged Title Defects. If, prior to Closing, Buyer determines the existence of an "Alleged Title Defect" as defined in Section 6.3, Buyer shall notify Seller in writing of any matter Buyer considers to be an Alleged Title Defect as soon as reasonably practicable after Buyer becomes aware of such Alleged Title Defect, but, in any event, by not later than 4:00 p.m. Central Prevailing Time ("CPT"), 10 days prior to Closing (the "Defect Notice Date"). Such notice ("Notice of Alleged Title Defect") shall include (i) a specific description of the matter Buyer asserts as an Alleged Title Defect, (ii) a specific description of the Asset or portion of the Assets that is affected by the Alleged Title Defect, (iii) Buyer's calculation of the amount by which each Alleged Title Defect has diminished the value of the Assets, such amount to be determined by Buyer in good faith and in a commercially reasonable manner, and
(iv) all necessary and desirable supporting documentation, including any abstracts and title opinions or updates thereto that describe or explain the Alleged Title Defect.

6.3 Alleged Title Defect. The term "Alleged Title Defect" shall refer to any defect or deficiency in title, except for Permitted Encumbrances, that (i) creates a lien, claim, encumbrance or other obligation affecting the interests of Seller in the Assets, (ii) diminishes Seller's net revenue interest (defined as Seller's share of the proceeds as of the Effective Date from the sale of Hydrocarbons produced from and allocable to the Assets, net of all royalties, overriding royalties, and other burdens on production) from that set forth on Exhibit "A", or (iii) increases Seller's working interest (defined as Seller's share of the costs of operation, development or production borne by the owner of such interest as of the Effective Date) from that set forth in Exhibit "A" without a corresponding increase in Seller's net revenue interest, or which creates an obligation to pay costs or expenses in an amount greater than such interest. Notwithstanding anything to the contrary in Section 6.5 or elsewhere in this Agreement, no adjustment to the Purchase Price for Alleged Title Defects shall be made unless and until, and only to the extent that, (a) the individual value of each Alleged Title Defect (with respect to all Assets affected) exceeds $200,000 and (b) the value of all Aggregate Alleged Defects exceeds the Minimum Threshold amount provided for in Section 8.1 below.


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6.4 Permitted Encumbrances. As used in this Section 6, the term "Permitted
Encumbrances" means:

         (a) Lessor's royalties, non-participating royalties, overriding royalties, division orders, sales and transportation contracts containing customary terms and provisions, reversionary interests, and similar burdens if the net cumulative effect of such burdens does not operate to reduce the net revenue interest in any Asset as of the Effective Date to an amount less than the net revenue interest set forth on Exhibit "A" or increase the working interest of any Asset from that set forth in Exhibit "A" without a corresponding increase in the revenue interest.

         (b) Preferential rights to purchase and required non-governmental third party consents to assignments and similar agreements with respect to which prior to Closing (i) waivers or consents are obtained from the appropriate parties, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights.

         (c) Liens for taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business.

         (d) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance and Buyer and Seller have no reason to believe they cannot be obtained.

         (e) Alleged Title Defects or other deficiencies or irregularities that have been waived by Buyer in writing or not asserted on or before the Defect Notice Date.

         (f) Easements, rights-of way, servitudes, permits, surface leases and other rights in respect of surface operations, provided they do not materially interfere with Buyer's operation or use of the Assets.

         (g) Defects, irregularities and deficiencies in title of or to any rights-of-way, easements, surface leases or other rights which in the aggregate do not materially impair the use of such rights-of-way, easements, surface leases or other rights for the purpose for which such rights will be held by Buyer and would not have a material adverse effect on the operation or value of any of the Assets.

         (h) Environmental laws and regulations, to the extent valid and applicable to the Assets.

         (i) Vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like liens which have expired as a matter of law, or arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due.

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         (j) All other liens, claims, charges, encumbrances, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Assets relating to obligations not yet in default, and/or which individually or in the aggregate are not such as to interfere materially with the operation, value, or use of any of the Assets, do not materially prevent Buyer from receiving the proceeds of production from the Assets, do not reduce the net revenue interest of any of the Assets as of the Effective Date to less than the net revenue interest set forth on Exhibit "A" and do not obligate Buyer to bear costs and expenses relating to the maintenance, development, and operation of any of the interests in any amount greater than the working interest set forth on "A" (unless the net revenue interest for such Asset is greater than the net revenue interest set forth in Exhibit "A" in the same proportion as any increase in such working interest).

6.5 Remedies for Title Failures. With respect to each Alleged Title Defect asserted by Buyer in the Notice of Alleged Title Defect, if Seller requests, Seller and Buyer shall discuss and agree whether a particular matter constitutes an Alleged Title Defect. Seller shall have the right but not the obligation to cure any Alleged Title Defect asserted in such Notice at its own expense prior to Closing, in which case the parties shall proceed to Closing without adjustment of the Purchase Price. If Seller fails to cure any Alleged Title Defect on or prior to Closing, it shall be deemed to be a title failure ("Title Failure") for the relevant Asset. Buyer and Seller shall negotiate in good faith to reach agreement regarding the value of any Title Failure, and unless waived by Buyer shall mutually agree to one of the following options with respect to each Title Failure, subject, however, to the provisions of Section 8.1 hereof:

         (a) If the Title Failure results from a difference in the net revenue interest for a Lease as of the Effective Date from that shown on Exhibit "A", the parties shall proceed to Closing and reduce the Purchase Price by an amount (the "Defect Amount") determined by multiplying the amount of the Purchase Price allocated to the affected Lease by a fraction, the numerator of which shall be the difference between the actual net revenue interest being conveyed and the net revenue interest shown on Exhibit "A" and the denominator of which shall be the net revenue interest shown on Exhibit "A".

         (b) If the Title Failure results from a difference in the working interest for a Lease from that shown on Exhibit "A", the parties shall proceed to Closing and reduce the Purchase Price by a Defect Amount determined by multiplying the amount of the Purchase Price allocated to the affected Lease by a fraction, the numerator of which shall be the difference between the actual working interest being conveyed and the working interest shown on Exhibit "A" and the denominator of which shall be the working interest shown on Exhibit "A".

         (c) If the Title Failure is one other than described in Sections
6.5 (a) or (b), the Defect Amount shall be an amount determined in good faith by the mutual agreement of Buyer and Seller, taking into account the portion of the Purchase Price to be allocated by agreement of Seller and Buyer to the portion of the Assets affected by the Title Failure, the legal effect of the Title Failure, and the potential economic effect of the Title Failure over the life of the Assets.

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


6.6 Waiver; Effect of Seller's Special Warranty. Except for the special warranty of title given by Seller in the Assignment(s), as limited by this Section 6.6, Buyer waives for all purposes all objections associated with the title to the Assets (including Alleged Title Defects), unless raised by proper notice within the applicable time period set forth in Section 6.2 and not cured or settled under Section 6.5; and Buyer (and on behalf of the Buyer Parties and their successors and assigns) irrevocably waives any and all claims they may have against Seller and the Seller Parties associated with the same. Any Alleged Title Defect created by, through or under Seller and constituting a breach of Seller's Special Warranty of Title shall not be subject to the dollar limitations set forth in Section 6.3 or the Minimum Threshold for Aggregate Alleged Defects set forth in Section 8.1. It is agreed, however, that no Permitted Encumbrance, as defined in Section 6.4, shall be deemed to breach Seller's Special Warranty of Title, except for any matter that falls within the definition of "Permitted Encumbrance" solely as a result of Buyer's failure to assert such matter on or before the Defect Notice Date as referenced in Section
6.4 (e).

7.  Environmental Matters

7.1 Environmental Review. Until Closing, Buyer may request access to the Assets (if operated by Seller) and the non-privileged environmental data in Seller's files pertaining to the Assets. Buyer may request Seller's assistance in gaining access to Assets operated by others, but Buyer will be responsible for contacting the operators of such Assets to arrange for review and inspection, at Buyer's sole cost, risk and expense. Buyer specifically acknowledges that (a) any access to Seller-operated Assets or Seller's data is given as an accommodation only, at Buyer's sole cost, risk and expense, that Seller makes no representations whatsoever as to the accuracy, completeness, or reliability of any such environmental information so, or otherwise, disclosed to or obtained by Buyer and (b) Buyer relies and depends on and uses any and all such environmental information, review or inspection exclusively and entirely at its own risk and without any recourse to Seller whatsoever. Seller shall cooperate with Buyer for the performance by Buyer of any additional environmental testing at Buyer's expense prior to Closing, which testing shall be conducted in a reasonable manner so as not to interfere with Seller's or operator's operation of the Assets, and Seller and Buyer shall cooperate to ensure that such testing is performed on an expedited and confidential basis before Closing. Results of any such tests shall be treated as confidential, except to the extent disclosure is required under applicable law.

7.2 Alleged Environmental Defects. Buyer shall notify Seller in writing no later than 4:00 p.m. CPT, 10 days prior to Closing (the "Defect Notice Date") in the event Buyer believes that the environment associated with the Assets contains an "Alleged Environmental Defect", which is defined as a violation of Environmental Laws (as defined in Section 7.5) to the extent that (a) as to each individual Alleged Environmental Defect (i) prosecution, if instituted, would be reasonably likely to result in a penalty, fine or damage payment of $250,000 or more, or
(ii) performance of corrective work in respect of such Alleged Environmental Defect required by Environmental Laws would be reasonably likely to result in expenditures of $250,000 or more, net to Seller's interest in the affected Asset, or (iii) the combination of sums under subparts (i) and (ii) above exceeds $250,000, net to Seller's interest in the affected Asset, and (b) the value of all Aggregate Alleged Defects exceeds the Minimum Threshold provided for in Section 8.1.

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


Such notification (the "Notice of Alleged Environmental Defect") shall include
(i) a detailed description of such claims, (ii) a copy of any environmental assessments, reports, data and information pertaining to such claims, and (iii) Buyer's calculation of the amount by which such claims have diminished the value of the Assets, which amount shall be determined by Buyer in good faith and in a commercially reasonable manner.

7.3 Remedies for Alleged Environmental Defect. With respect to each Alleged Environmental Defect asserted by Buyer in the Notice of Alleged Environmental Defect, if Seller requests, Seller and Buyer shall discuss and agree whether a particular matter constitutes an Alleged Environmental Defect. As to each claim of an Alleged Environmental Defect made by Buyer on or prior to the Defect Notice Date (and upon satisfaction of the aggregate Alleged Defect Minimum Threshold set forth in Section 8.1 below), Buyer and Seller shall endeavor to agree upon one of the following three (3) options, with option 7.3 (c) being the default selection in the event the parties are unable to agree:

         (a) Prior to or at Closing, Seller and Buyer shall mutually agree in writing separate and apart from this Agreement that Seller shall correct or make arrangements for the correction of such Alleged Environmental Defect, and Closing shall proceed with Seller defending, indemnifying and holding Buyer and the Buyer Parties harmless against all Claims attributable to such Alleged Environmental Defect and without reduction of the Purchase Price;

         (b) Buyer shall correct or make arrangements for the correction of such Alleged Environmental Defect after Closing, and the parties shall proceed to Closing with a reduction of the Purchase Price in an amount mutually agreed to by the parties and with Buyer defending, indemnifying and holding Seller and the Seller Parties harmless against all Claims attributable to such Alleged Environmental Defect; or

         (c) Buyer shall accept the Assets subject to such Alleged
Environmental Defect, the parties shall proceed to Closing without adjustment of the Purchase Price, and Seller shall defend, indemnify and hold Buyer and the Buyer Parties harmless against all Claims incurred by Buyer with respect to such Alleged Environmental Defect, up to, but in no event to exceed, the sum of Fifty Million Dollars (such amount being cumulative for any and all claims of Alleged Environmental Defect made by Buyer). In the event of a claim of an Alleged Environmental Defect and a demand for indemnification by Buyer hereunder, Seller reserves the right to jointly negotiate with Buyer and the agency or party, if any, making such claim the right of access to the affected site, the use of temporary storage and resources at such site, to the full extent held by Buyer, and the right to perform assessment, removal and remedial operations for such Alleged Environmental Defect, at its cost and risk, and any sums so expended by Seller shall be a credit against Seller's indemnity obligation, if any, under this Section 7.3 (c).

Each party shall cooperate with the other party's reasonable corrective work, and any operations unreasonably interfering with the corrective work shall cease until correction is completed.

7.4 Indemnity Provisions. The indemnities for Alleged Environmental Defects and for Claims related thereto, as provided for in this Section 7, by Buyer and Seller, as the case may be, for Claims shall include, without limitation, the obligation to protect, indemnify, hold harmless and defend Buyer or Seller, as the case may be, and the Buyer Parties and Seller Parties, respectively, against any and all claims, demands, losses, liabilities, liens, judgments, settlements, suits, causes of action, fines, penalties, fees (including, without limitation, attorneys' fees and court costs), costs, expenses (including, without limitation, expenses associated with investigation of claims, testing and assessment), whether based on any theory of liability, including, but not limited to, negligence, tort, breach of contract (express or implied), breach of warranty (express or implied), strict liability, regulatory liability, or statutory liability, regardless of the sole, joint or concurrent negligence, strict liability, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Buyer or Seller or any other person or party, arising under any obligations under this Agreement or imposed by any applicable statutes, laws, rules, regulations, or orders. The indemnities will further include an agreement by the party providing the indemnification to take whatever actions are necessary to protect the party being indemnified from being subjected to any such claims, demands, losses, liabilities, liens, judgments, settlements, suits, causes of action, fines, penalties, fees, costs or expenses, and to comply with reasonable requests by the party being indemnified to take such actions.

7.5 Post-Closing Environmental Indemnification by Buyer. As of the Closing, but subject to the provisions of Sections 7.3 and 7.6, Buyer specifically assumes and shall be responsible for all environmentally-related duties and obligations of Seller and the Seller Parties with respect to the Assets from and after the Effective Date and shall protect, defend, indemnify and hold Seller and the Seller Parties harmless from and against any and all Claims under any Environmental Law (hereafter defined) with respect to the Assets from and after the Effective Date, including without limitation, any environmentally-related duties, conditions and obligations existing prior to or as of the Effective Date or relating to periods arising before the Effective Date. The term "Environmental Law(s)" as used here and elsewhere in this Agreement includes the Occupational Safety and Health Act, 29 U.S.C.A. ss.651, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A. ss.6901, et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. ss.9601, et seq.; the Clean Water Act, 33 U.S.C.A. ss.1251 et seq.; the Clean Air Act, 42 U.S.C.A. ss.7401, et seq.; the Safe Drinking Water Act, 42 U.S.C.A. ss.3001, et seq.; the Toxic Substances Control Act, 15 U.S.C.A. ss.2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. ss.2701 et seq.; and all rules, regulations and orders adopted under the foregoing statutes, applicable state statutes addressing similar matters, or state or federal statutes enacted after the date of this Agreement applicable to any waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials (including NORM, as defined in Section 7.7), or hazardous substances on or included with the Assets or the presence, disposal, release or threatened release of all waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials (including NORM), or hazardous substances on, included with, or emanating from or through the Assets into the atmosphere or in or upon land or any water course or body of water, whether above or below the ground, and all other federal, state and local environmental and oil and gas laws and regulations, as well as all acts, laws, and regulations amendatory or supplemental thereto.

7.6 Exclusion from Buyer's Indemnification. Anything in this Agreement to the contrary notwithstanding, it is agreed and understood that Buyer shall have no liability for, and Buyer's post-Closing environmental indemnification of Seller shall not include any responsibility for disposal off-site from the Assets, that occurred at any time before the Closing Date, of hazardous substances, wastes, materials and products generated by or used by or used in connection with Seller's operation of the Assets.

7.7 CONDITION OF THE ASSETS AND SPECIFIC BUYER INDEMNIFICATION WITH RESPECT TO NORM AND OTHER HAZARDOUS SUBSTANCES. Buyer specifically assumes the risk of the condition of the Assets and shall inspect the Assets prior to Closing, or hereby expressly waives such right, if not exercised. Any such inspection, if made, shall cover, but not be limited to, the physical and environmental condition, both surface and subsurface, of the Assets. It is expressly recognized by Buyer that the lands and/or water bottoms, along with surface facilities and production equipment located thereon, having been used in connection with oil, gas, and water production, treatment, storage, and disposal activities, may contain naturally occurring radioactive materials ("NORM"), asbestos and other hazardous substances as a result of these operations. The generation, formation, or presence of NORM, asbestos or other hazardous substances in or on the Assets shall, after the Effective Date set forth herein, be the sole responsibility of Buyer, and Buyer and all future assignees and successors of Buyer shall defend, indemnify and hold Seller and the Seller Parties harmless from any and all Claims resulting from any and all claims, demands, losses, liabilities, liens, judgments, settlements, suits, causes of action, fines, penalties, fees (including, without limitation, attorneys fees and court costs), costs, and expenses (including, without limitation, expenses associated with investigation of claims, testing and assessment), whether based on any theory of negligence, tort, breach of contract, breach of warranty, strict liability, regulatory liability or statutory liability, regardless of the sole, joint or concurrent negligence, breach of contract, breach of warranty, strict liability, regulatory liability, statutory liability, or other fault or responsibility of Seller or any other person or party, asserted or filed on or after the Effective Date in any way arising from, resulting from or related to the presence of NORM, asbestos or other hazardous substances, whether such NORM, asbestos or other hazardous substance was in place before or after the Effective Date. Any conveyance, transfer or assignment of all or part of the Assets by Buyer, its successors or assigns, in which the grantee, transferee or assignee fails to expressly assume this obligation shall be deemed null and void. Accordingly, lands and/or water bottoms, the Wells, and the Personal Property transferred herein are transferred with the restriction that they will be used only in connection with oil and gas producing activities associated with the Leases, and will not be subsequently transferred by Buyer or Buyer's assignee for unrestricted use unless the concentrations of NORM, asbestos or other hazardous substances associated therewith are independently determined by a competent laboratory and are found below the levels specified as allowable for unrestricted transfer as set forth in any and all applicable laws, orders, rules or regulations of any governmental agency or court having jurisdiction. Additionally, Buyer agrees to comply with all provisions of such laws, orders, rules or regulations applicable to said lands and/or water bottoms, the Wells, and the Personal Property. Buyer further agrees to cause the provisions of this clause to be included in all subsequent sales or transfers of any interest in the Assets, and to cause all purchasers or transferees of the Assets to expressly acknowledge and assume all such obligations.

7.8 Waiver. Buyer waives for all purposes all objections associated with the environmental and physical and other condition of the Assets (including Environmental Contamination and Alleged Environmental Defect), unless raised by proper notice within the applicable time period set forth in Section 7.2 and made Seller's responsibility under Sections 7.3 or 7.6; and Buyer (on behalf of itself and the Buyer Parties and their successors and assigns) irrevocably waives any and all claims, except Claims covered under Seller's indemnities pursuant to Sections 7.3 and 7.6, that they may now or hereafter have against Seller and the Seller Parties associated with the same.

8.  Aggregate Alleged Defects and Associated Termination Rights

8.1 Minimum Threshold for Aggregate Alleged Defects. For the purpose of determining adjustments to the Purchase Price or triggering Seller's obligation to respond to Alleged Defects under Sections 6 or 7, the Alleged Title Defects and/or Alleged Environmental Defects ("Aggregate Alleged Defects") must exceed Fifty Million Dollars ($50,000,000.00) before there shall be any Purchase Price Adjustment or further action required of Seller under Sections 6 or 7 with respect to such asserted Alleged Title Defects and/or Alleged Environmental Defects. Upon the Fifty Million Dollar threshold being reached, Alleged Title Defects and/or Alleged Environmental Defects shall be handled pursuant to the applicable Section, provided, however, that the first Fifty Million Dollars of Aggregate Alleged Defects under either one of the referenced Sections, or both collectively, shall be treated as a deductible amount to be satisfied by Buyer.

8.2 Termination Amount. Notwithstanding anything to the contrary herein, if the total amount of Aggregate Alleged Defects should reach or exceed One Hundred Million Dollars, then either party shall be entitled to terminate this Agreement, without any liability, upon written notice to the other party on or prior to the Closing pursuant to the provisions of Section 13.8. If either party exercises its option to terminate this Agreement pursuant to this Section 8.2, this Agreement shall become void and have no effect, Seller shall promptly return the Deposit, if one has been required, to Buyer (exclusive of interest earned), and neither party shall have any further right or duty to or claim against the other party under this Agreement, except as expressly provided to the contrary in this Agreement.

9.  Additional Covenants

9.1 Operations Prior to Closing. After the date of this Agreement and prior to the Closing as to any of the Assets operated by Seller, Seller, in its sole discretion, shall use, operate and maintain the Assets in substantially the same manner in which they have been used, operated and maintained prior to this Agreement. During the period from the Effective Date until Seller is replaced as operator, Seller as operator shall have no liability to Buyer for losses,

Claims or damages sustained or liabilities incurred, regardless of the sole, joint or concurrent negligence, strict liability, regulatory liability, statutory liability, breach of contract, breach of warranty, or other fault or responsibility of Seller or any other person or party, except such Buyer losses, Claims or damages as may result from Seller's gross negligence or willful misconduct. Seller shall not be obligated for any expenditures after the execution of this Agreement or the Effective Date, whichever is the earlier, and shall recover any charges and expenses as part of the Final Settlement Statement adjustments as appropriate.

9.2 Preferential Rights to Purchase.

9.2.1 Issuance of Notices. Seller shall use the allocations provided by Buyer pursuant to Section 2.3 to provide any required preferential right to purchase notifications to third parties.

9.2.2 Third Party Exercise. If a third party gives notice of its intent to exercise a preferential right to purchase any of the Assets, the affected Assets will not be sold to Buyer and the Purchase Price will be adjusted by the allocation for the affected Asset. If Buyer has allocated a positive dollar amount to the preferential right Asset, the Purchase Price will be reduced by the dollar amount of the positive allocation. If Buyer has allocated a negative dollar amount to the preferential right Asset, the Purchase Price will be increased by the absolute value of the negative allocation. Buyer remains obligated to purchase the remainder of the Assets not affected by exercised preferential rights to purchase. Any preferential purchase right must be exercised subject to and on the same terms and conditions of this Agreement.

9.2.3 Third Party Failure to Purchase. If a third party gives notice of its intent to exercise a preferential right to purchase any of the Assets, but does not close the purchase for any reason, either before or within a reasonable time after Closing, then there shall promptly be an additional Closing between Seller and Buyer for such portion of the Assets pursuant to the terms of this Agreement, by which Seller will transfer the affected portion of the Assets to Buyer and Buyer will promptly pay Seller that portion of the Purchase Price attributable thereto (or in the case of a negative allocation, Seller will refund the absolute value of the negative amount to Buyer, without interest).

9.2.4 Successor Operator. Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of the Assets or portions thereof which Seller may presently operate, since same may be subject to unit, pooling, communitization or operating agreements or other agreements which control the appointment of a successor operator. Seller agrees, however, that, where it will, in the opinion of Seller, facilitate the appointment of a successor operator, it will, in a prudent manner, resign as operator of the Assets it operates before or after Closing.

10. Covenants, Assignments And Continuing Obligations

It is the intent and effect of this Agreement that the conveyance, transfer or assignment of any Assets by Buyer or any future conveyances, transfers or assignments made by Buyer shall not in any way diminish, compromise, extinguish, or effect a release of Seller's rights against Buyer, or Buyer's obligations to Seller. It is also the intent and effect of this Agreement that all conveyances, transfers or assignments of any Assets by Buyer and all future conveyances,

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transfers or assignments made by Buyer shall create rights in favor of Seller under this Agreement and under all subsequent conveyances, transfers or assignments pertaining to the Assets, and that Seller is a third party beneficiary of such subsequent conveyances, transfers or assignments, so that the party or parties to whom Buyer conveys, transfers or assigns any Assets shall likewise be bound with Buyer to Seller for performance of Buyer's obligations to Seller under this Agreement. Buyer specifically agrees and warrants that in the event of future conveyances, transfers or assignments of the Assets (in whole or in part) by Buyer, Buyer shall require that as part of the conveyances, transfers or assignments the party or parties to whom the Assets are conveyed, transferred or assigned shall agree to assume, be bound by and subject to all of Buyer's obligations to Seller under this Agreement and shall fulfill those obligations. Buyer further agrees, understands and warrants that in the event of future conveyances, transfers or assignments of the Assets (in whole or in part) by Buyer, Buyer shall remain bound and subject to all of Buyer's obligations to Seller and shall remain responsible for fulfilling those obligations even though Buyer has conveyed, transferred or assigned the Assets. Buyer further agrees, understands and warrants that all future assignments, conveyances or transfers of any Assets shall also be accompanied by the assignees', grantees' or transferees' acceptance and full assumption of the obligations that Buyer owes to Seller. The obligations and responsibilities of Buyer to Seller, and of Buyer's assignees, grantees or transferees to Seller, shall be joint and several and shall run with the Assets assigned, conveyed or transferred, so that all subsequent assignees, grantees and transferees also accept the same obligations to Seller, without Buyer or any assignees, grantees or transferees being released of any of their obligations to Seller. Such obligations shall include, but not be limited to, those involving abandonment obligations, covenants, terms, conditions, indemnities, liabilities, and assumed risks.

11. Closing, Termination and Final Adjustments

11.1 Conditions Precedent to Seller's Obligation to Close. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, unless Seller waives the condition:

         (a) Buyer shall have performed and complied with all material terms of this Agreement required to be performed or complied with by it at or prior to Closing.

         (b) No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Seller or any of its affiliates.

         (c) The representations and warranties of Buyer contained in
Section 5.2 shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

         (d) All applicable waiting periods under the HSR Act have terminated or early release under the Act has been obtained.

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11.2 Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, unless Seller waives the condition:

         (a) Seller shall have performed and complied with all material terms of this Agreement required to be performed or complied with by it at or prior to Closing.

         (b) No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Buyer or any of its affiliates.

         (c) The representations and warranties of Seller contained in
Section 5.1 shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

         (d) Buyer shall not have discovered during its due diligence activities any material instances of non-market sensitive contractual obligations governing disposition of oil or gas produced from the Assets. For purposes of this Section 11.2 (d), the sum of all such matters shall not be considered "material" if (i) the net adverse economic impact on Buyer of all such matters is reasonably anticipated to be no more than the Special Deductible (hereinafter defined), or (ii) the net adverse economic impact on Buyer of all such matters is reasonably anticipated to exceed the Special Deductible and Seller has offered to reduce the Purchase Price at Closing by the amount such net adverse economic impact on Buyer exceeds the Special Deductible. For purposes of this Section 11.2 (d) the term "Special Deductible" means the positive amount, if any, arrived at by subtracting from $50,000,000.00 the amount of Aggregate Alleged Defects applied against the Minimum Threshold for Aggregate Alleged Defects as described in Section 8.1. If such calculation does not yield a positive amount, then the Special Deductible shall be zero.

         (e) All applicable waiting periods under the HSR Act have terminated or early release under the Act has been obtained.

11.3 Closing. The Closing of the transactions contemplated herein and the transfer of the Assets shall occur on or before September 27, 2004 at Seller's office, 1111 Bagby, Houston, Texas, at 10:00 a.m., local time, or such other date, time, and place as Seller and Buyer may agree in writing (the "Closing"). At Closing, the following shall occur:

         (a) Buyer and Seller shall execute and acknowledge an Assignment and Bill of Sale in substantially the form of Exhibit "C", in form and substance sufficient to convey title to the Assets in accordance with the terms of this Agreement.

         (b) Buyer and Seller shall execute and acknowledge any such other instruments as are reasonably necessary to effectuate the transfer, sale or conveyance of the Assets to Buyer, including without limitation, separate assignments of the Assets on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements for the transfer of the Assets.

         (c) Seller shall prepare and Seller and Buyer shall execute at Closing transfer orders or letters-in-lieu in form and substance satisfactory to Buyer for each purchaser or remitter of proceeds from the Leases, Wells and Units.

         (d) Upon and against delivery of the Assignment and other instruments described in this Section, Buyer shall pay to Seller the Adjusted Purchase Price by bank wire, as designated in advance by Seller under Section 2.2.

         (e) On or before Closing, Seller shall, where Buyer is to become operator, supply Buyer with an appropriate governmental form as required by the governmental agency, board or commission having jurisdiction and authority to change the name of operator from Seller to Buyer, for each Seller-operated Well (whether dry, inactive, injector or producing), Lease or any other well or facility or Personal Property, as may be required or defined by said agency, board or commission, located on the premises that form a part of the subject matter of this Agreement. All such forms shall be executed by Buyer and/or Seller as may be required prior to or during Closing. Buyer shall be responsible for any fee as may be required by such governmental agency, board or commission and, at the parties' option, shall either deliver its check payable to the governmental agency, board or commission to Seller at Closing or credit this fee amount to Seller in the Final Settlement Statement. Seller shall mail the completed form and fee to the proper governmental agency, board or commission after Closing.

         (f) Immediately after Closing, Buyer shall notify all pertinent operators, non-operators, oil or gas purchasers, governmental agencies and royalty owners that it has purchased the Assets. Buyer shall also timely notify the appropriate taxing authorities following Closing of Buyer's ownership and provide copies of such notices to Seller.

11.4 Termination. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

         (a) By Buyer or Seller in accordance with Section 8.2;

         (b) By Buyer or Seller in accordance with Section 13.3;

         (c) By Seller if any condition set forth in Section 11.1 has not been satisfied and such condition has not been waived by Seller by the Closing Date;

         (d) By Buyer if any condition set forth in Section 11.2 has not been satisfied and such condition has not been waived by Buyer by the Closing Date;

         (e) By mutual written agreement of Buyer and Seller; and

         (f) By Seller or Buyer if the Closing does not occur on or before September 30, 2004, through no fault of the terminating party or its affiliates, unless the date of such Closing shall have been extended in writing by mutual agreement of the parties.

11.5 Remedies Upon Termination. If Buyer, through no fault of Seller, fails, refuses, or is unable for any reason not permitted by this Agreement to close the sale as described herein, Seller may, at its option, assert its right of specific performance, declare the Deposit forfeited and retain same or pursue any other rights or remedies to which it may be entitled, at law or in equity. If this Agreement (i) is terminated by either Buyer or Seller under Sections 8.2 or 13.3, (ii) is terminated by Seller due to the failure of a Condition Precedent listed in subsections (b) or (d) of Section 11.1, or (iii) is terminated by Buyer due to the failure of a Condition Precedent listed in subsections (a), (b), (c) or (d) of Section 11.2, Seller shall promptly return the Deposit, if one has been required, exclusive of interest earned, if any, to Buyer and neither party shall have any further liability whatsoever to the other party pursuant to this Agreement. If Seller, through no fault of Buyer, fails or refuses for any reason not permitted by this Agreement to close the sale as described herein, Buyer may, at its option, assert its right of specific performance, or waive such right and receive a refund of the Deposit, if one has been required.

11.6 Final Adjustments. Within six months after the Closing, Seller shall prepare a settlement statement setting forth any adjustments to the Purchase Price provided for in Section 2.4 and not made prior to or at Closing, any updates or corrections to previously-made adjustments, and any other adjustments arising pursuant to this Agreement. Additionally, in preparing such Final Settlement Statement, Seller may include as a set off any resulting amount due to Buyer against any amount or sum that Buyer may otherwise owe to Seller under the terms of this Agreement.

Seller shall submit the Final Settlement Statement to Buyer on or before the date established above, along with copies of third party vendor invoices in excess of $10,000.00 each, or other evidence of expenses agreed to by Buyer and Seller. Buyer shall respond in writing with objections and proposed corrections within 90 days after receiving the Final Settlement Statement. If Buyer does not respond to the Final Settlement Statement by signing or objecting in writing within the 90-day period, the statement will be deemed approved by Buyer. After approval of the Final Settlement Statement, Seller will send a check or invoice to Buyer for the net amount. If Buyer and Seller are unable to agree to all adjustments within 90 days after Buyer's receipt of the Final Settlement Statement submitted by Seller, adjustments which are not in dispute shall be paid by Buyer or Seller, as the case may be, at the expiration of such 90-day period. Adjustments which remain in dispute, if Buyer and Seller are unable to agree within 120 days after Seller provides the Final Settlement Statement to Buyer, shall be resolved as provided in Section 12. Within 5 business days after final resolution of the dispute, Buyer or Seller, as the case may be, shall promptly make cash payment to the other equal to the sum as may be found to be due. Nothing in this Section shall limit any right of either party to assert a claim for revenues or reimbursement after Buyer's receipt of the Final Settlement Statement, and in this regard (i) should any party receive revenues to which the other is entitled, such party shall pay over such revenues to the appropriate party within 30 days after receipt thereof, and (ii) should any party pay for costs or expenses for which the other party is responsible, such party shall reimburse the other party within 30 days after the date the responsible party receives an invoice for such costs and expenses.

12. Dispute Resolution and Binding Arbitration

12.1 Sole and Exclusive Method for Resolution of Disputes. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 12, which shall be the sole and exclusive procedures for the resolution of any such disputes.

12.2 Negotiation Between Executives. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of that party's position and a summary of arguments supporting that position, and
(b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the initial notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter continue to meet as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

12.3 Mediation. If the dispute has not been resolved by negotiation as provided herein within 60 days after delivery of the initial notice of negotiation, or if the parties failed to meet within 30 days after delivery of such notice, the parties shall endeavor to settle the dispute by mediation under the CPR Mediation Procedure then currently in effect. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

12.4 Arbitration. Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, which has not been resolved by mediation as provided herein within 45 days after initiation of the mediation procedure, shall be finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration then currently in effect, three independent and impartial arbitrators, none of whom shall be appointed by either party; provided, however, that if one party fails to participate in either negotiation or mediation as agreed herein, the other party can commence arbitration prior to the expiration of the time periods set forth above. The place of arbitration shall be Houston, Texas. The arbitrators are not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

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13. Miscellaneous

13.1 Oil and Gas Imbalances. The adjustments described in Section 2.4.1 and
2.4.2 are not applicable to oil and gas production, pipeline or other imbalances as hereafter described, whether or not a gas or oil delivery balancing agreement is in effect. Instead, such imbalances will be handled as set forth in this
Section 13.1 and in Section 2.4.3.

         (a) Production Imbalances. "Production Imbalances" are defined as over-production or under-production with respect to oil or gas produced from or allocated to the Assets where Seller as of the Effective Date is out of balance with the operator or with other working interest parties in the Assets. As to Production Imbalances, and regardless of whether Seller is over-produced or under-produced as to its share of total oil, condensate or gas production, any balancing obligation or credit arising from such over- or under-production balance as of the Effective Date shall transfer to Buyer on the Effective Date, and Seller shall have no further liability therefor nor benefit therefrom (whichever the case may be), and as of the Effective Date, Buyer expressly assumes any such obligation or credit. If Seller is a party to an oil or gas balancing agreement or other reconciliation obligations pursuant to any operating agreement or commingling authority covering all or a portion of the Assets, Buyer shall assume all rights and duties of Seller pursuant thereto. If the Assets are not covered by a balancing agreement or other reconciliation obligations pursuant to any operating agreement or commingling authority, Buyer shall fulfill its obligations under this provision in accordance with applicable law. Buyer agrees to indemnify, defend and hold Seller and Seller Parties harmless against any and all losses, Claims, suits and liabilities arising directly or indirectly out of Buyer's failure to fulfill its obligations under this provision.

         (b) Imbalances on Agreements Assigned to Buyer. Any oil or gas imbalances existing as of the Effective Date on gathering, transportation or processing agreements assigned to Buyer pursuant to this Agreement (the "Assigned Agreement Imbalances"), regardless of whether Seller is long or short, shall transfer to Buyer on the Effective Date and Seller shall have no further liability therefor nor benefit therefrom (whichever the case may be) and as of the Effective Date Buyer expressly assumes any such long or short Assigned Agreement Imbalance. Buyer agrees to indemnify, defend and hold Seller and Seller Parties harmless against any and all losses, Claims, suits and liabilities arising directly or indirectly out of Buyer's failure to fulfill its obligations under this provision.

         (c) Other Imbalances. All oil or gas imbalances existing as of the Effective Date on Seller's gathering, transportation or other agreements that are not assigned to Buyer pursuant to this Agreement (the "Other Imbalances"), regardless of whether Seller is long or short, shall remain the responsibility of Seller, and Buyer shall have no liability therefor nor benefit therefrom (whichever the case may be). Seller agrees to indemnify, defend and hold Buyer and Buyer Parties harmless against any and all losses, Claims, suits and liabilities arising directly or indirectly out of Seller's failure to fulfill its obligations under this provision.

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         (d) Adjustment Methodology for Buyer-Assumed Imbalances. The
following adjustments shall be made to account for the Production Imbalances and the Assigned Agreement Imbalances (the "Buyer-Assumed Imbalances") transferred to and assumed by Buyer:

(i) Seller shall set forth in the Closing Statement, based on the best information available to Seller at the time the Closing Statement is prepared, Seller's best estimate of the aggregate Buyer-Assumed Imbalances as of the Effective Date. Such estimate shall form the basis of the Purchase Price adjustment to be made pursuant to Section 2.4.3 hereof.

(ii) If it shall be determined prior to conclusion of the Final Adjustments as set forth in Section 11.6 that the aggregate Buyer-Assumed Imbalances as of the Effective Date actually varied from the estimated aggregate Buyer-Assumed Imbalances set forth on the Closing Statement, the following adjustment shall be made:

         (A) If the actual aggregate Buyer-Assumed Imbalances as of the Effective Date varied from the estimated aggregate Buyer-Assumed Imbalances set forth on the Closing Statement to the detriment of Seller, then Seller shall pay Buyer the product of the Agreed Imbalance Settlement Price as defined in Section 2.4.3 and the entire amount of such variance; or

         (B) If the actual aggregate Buyer-Assumed Imbalances as of the Effective Date varied from the estimated aggregate Buyer-Assumed Imbalances set forth on the Closing Statement to the benefit of Seller, then Buyer shall pay Seller the product of the Agreed Imbalance Settlement Price as defined in Section 2.4.3 and the entire amount of such variance, and each Party hereby expressly waives any other remedies. For purposes of this
Section 13.1 (d), one "Mcfe" shall be equal to one-sixth of a barrel of oil or condensate.

13.2 Insurance.  With regard to any Seller-operated properties:

         (a) Seller and Buyer acknowledge that insurance coverage for the Assets and the operations in which the Assets have been used has been provided, in part, under insurance programs arranged and maintained by ChevronTexaco Corporation for itself and its subsidiaries and affiliates (such policies are herein called "ChevronTexaco Policies").

         (b) Seller and Buyer agree that, as of the Closing Date, all of the ChevronTexaco Policies shall cease to apply to the Assets and the operations in which the Assets are used and that Buyer shall make no claims under the ChevronTexaco Policies with respect to any matter whatsoever, whether arising before or after the Closing Date.

         (c) In the event that any Claim is hereafter made under or with respect to any of the ChevronTexaco Policies by or through Buyer or any person subrogated to its rights, Buyer shall indemnify and defend Seller and the Seller Parties against and shall hold them harmless from such Claim and all costs and expenses (including without limitation attorneys' fees and court costs) related thereto.

13.3 Casualty Loss of Assets.

   13.3.1 Definition. "Casualty Loss" means physical damage to any of the physical Assets that (a) occurs between execution of this Agreement and Closing,
(b) is not the result of normal wear and tear, mechanical failure or gradual structural deterioration of materials, equipment and infrastructure, downhole failure (including: (i) failures arising or occurring during drilling or completing operations; (ii) junked or lost holes; or (iii) sidetracking or deviating a well) or reservoir changes; and (c) exceeds One Hundred Fifty Thousand Dollars.

   13.3.2 Notice of Loss. Seller shall promptly notify Buyer of all instances of Casualty Loss that occur and become known to Seller between the date of this Agreement and Closing.

   13.3.3 Handling of Casualty Loss. If, prior to Closing, a portion of the Assets is damaged or destroyed by a Casualty Loss, Seller and Buyer shall meet to attempt to agree on an adjustment to the Purchase Price reflecting the "Reduction in Value" of the Assets because of such Casualty Loss. For this purpose, "Reduction in Value" is based on the principle that Seller should generally bear the costs of repairing the Assets to the state existing immediately prior to the Casualty Loss, but if such repair results in equipment or facilities that are newer than or upgraded from that which existed immediately prior to the Casualty Loss, Buyer should bear a portion of such costs that is equitable under the circumstances because of the benefit to Buyer of such newer or upgraded equipment or facilities. Except as to those real property Assets with a negative Buyer's Allocation, no adjustment associated with a Casualty Loss shall exceed Buyer's Allocation for the affected Asset. For any real property Asset with a negative Buyer's Allocation, Buyer may give Seller written notice at least 5 business days prior to Closing and exclude from this Agreement the real property Asset subject to the Casualty Loss and increase the Purchase Price by an amount equal to Buyer's negative Allocation for such real property Asset. If the Parties are unable to agree on resolution of a Casualty Loss, the Parties shall proceed to Closing with the Purchase Price being reduced by Seller's estimate of the Reduction in Value of the Assets as a result of the Casualty Loss; provided, however, either Party may, within 60 days after the Closing Date (but not later), initiate binding arbitration in accordance with Section 12.4 to resolve the dispute, without any necessity to first engage in negotiations or mediation. Any claim for a Casualty Loss not referred to arbitration within 60 days after Closing shall be deemed waived. Seller shall retain any and all insurance proceeds and other payments associated with or attributable to any pre-Closing Casualty Loss which has been remedied by Seller or for which a Purchase Price adjustment has been made. Notwithstanding the foregoing, if the aggregate Casualty Losses and Asset exclusions under this Section exceed ten percent (10%) of the Purchase Price, either Party may, by written notice to the other at least 5 days prior to Closing, terminate this Agreement. If either party exercises its option to terminate this Agreement pursuant to this Section 13.3, this Agreement shall become void and have no effect, Seller shall promptly return the Deposit, if one has been required, to Buyer (exclusive of interest earned), and neither party shall have any further right or duty to or claim against the other party under this Agreement, except as expressly provided to the contrary in this Agreement.

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


13.4 Transfer of Records. With the exception of books of account, tax returns and correspondence relating thereto, technical and interpretive data excluded from this sale, any documents of overall significance to Seller's business and all of the Excluded Assets, Seller shall deliver to Buyer, at Closing or within a reasonable time thereafter, the Records.

13.5 Publicity. Seller and Buyer shall consult with each other with regard to all press releases or other public or private announcements made concerning this Agreement or the transactions contemplated hereby, and except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party, which shall not be unreasonably withheld. Except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, no press release of either party shall include any reserve estimates without the prior written consent of the other party, which consent may be withheld at the sole discretion of such party.

13.6 Assignment. Prior to Closing, Buyer may not assign any rights acquired hereunder or delegate any duties assumed hereunder without the prior written consent of Seller or its respective successors and assigns. After Closing, Buyer may not sell, transfer, assign, sublease or delegate any rights or interests acquired under this Agreement and the Assignment or delegate any duties assumed thereunder without any such grantee, transferee, assignee, sublessee or delegee having agreed in writing to be bound by all of the terms and provisions contained in this Agreement and the Assignment, and any such grantee, transferee, assignee, sublessee or delegee shall assume all duties and obligations imposed on Buyer set forth herein and therein or arising herefrom and therefrom; and any such transfer, assignment, sublease or delegation shall so provide. Notwithstanding anything herein to the contrary, Buyer shall remain responsible to Seller for all obligations and liabilities under this Agreement and under the Assignment.

13.7 Entire Agreement. This Agreement constitutes the entire agreement between Seller and Buyer with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments, and understandings between the parties. No amendment of this Agreement shall be binding unless in writing and signed by both parties. Headings used in this Agreement are only for convenience of reference and shall not be used to define the meaning of any provision. The parties and their counsel participated jointly in the preparation of this Agreement, and there shall be no presumption applied against either party in the interpretation of this Agreement based upon such party's role in the drafting. This Agreement is for the benefit of Seller and Buyer and their respective successors, representatives, and assigns and not for the benefit of third parties.

13.8 Notices. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered either by personal delivery, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the following addresses:

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



If to Seller:                                  If to Buyer:
Chevron U.S.A. Inc.                            Parallel L.P.
1111 Bagby St.                                 P. O. Box 10587
Houston, Texas 77002                           Midland, Texas 79702
Attention:  M. H. Forman                       Attention:  Mr. John Rutherford
Manager, Acquisitions & Divestitures           Fax No.:  432-684-3905
Fax No.: 713-752-4743

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner set forth above. Notices shall be deemed given when received if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications) and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.9 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to any principles of conflicts of law. The validity of the conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The provisions contained in such conveyances and the remedies available in the event of a breach of such provisions shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws.

13.10 Confidentiality. Buyer agrees that all information furnished or disclosed by Seller or acquired by Buyer in connection with the sale of the Assets shall remain confidential prior to Closing. Buyer may disclose such information only to its subsidiaries or affiliates, agents, advisors, counsel or representatives (herein "Representatives") who have agreed, prior to being given access to such information, to maintain the confidentiality thereof. In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, Buyer agrees that all information furnished or disclosed by Seller or acquired by Buyer in connection with the inspection, testing, inventory or sale of the Assets shall remain confidential, except to the extent such information is available in the public domain other than through a breach of Buyer's confidentiality obligations, with Seller a third party beneficiary of any privilege held by Buyer. Buyer and its Representatives shall promptly return to Seller any and all materials and information furnished or disclosed by Seller relating in any way to the Assets, including any notes, summaries, compilations, analyses or other material derived from the inspection or evaluation of such material and information, without retaining copies thereof, and destroy any information relating to the Assets and independently acquired by Buyer.

13.11 Default. Seller shall notify Buyer in the event that Seller becomes aware that Buyer or Buyer's successors or assigns have failed to satisfy one or more post-Closing obligations assumed by Buyer pursuant to the terms of this Agreement, the Assignments, and/or any amendments thereto (any such failures hereinafter referred to as a "Default"). Buyer shall correct or redress or respond to or begin to correct or redress or respond to any Default within 30 days after receipt of such written notice or such lesser or greater time as may be dictated by any emergency situation or as required by applicable agreements or as required by any law, order, rule or regulation of any governmental authority.

   13.11.1 Failure to Respond. If (i) within such time as defined hereinabove, Buyer does not correct or redress or respond to or begin to correct or redress or respond to any Default, or (ii) after beginning such efforts Buyer does not correct or redress such Default within a reasonable amount of time and within the time required by any applicable agreements or any law, order, rule or regulation of any governmental authority, or (iii) Seller is unable to locate Buyer in order to notify Buyer after reasonable efforts to do so, Seller, at its option, may endeavor to and shall be authorized to plug and abandon well(s), remove facility(ies) or equipment or restore the surface area(s), or otherwise correct such Default, or cause such to be done. Seller shall exercise reasonable discretion and endeavor to accomplish only that necessary to remedy such Default, all at the entire cost, risk and expense of Buyer, except that Buyer shall not be responsible for costs and expenses of any such work done by Seller or Seller's affiliates in excess of amounts typically charged by unaffiliated third parties for like or similar services in the area. Compliance with the Notices requirements under this Agreement shall be considered as sufficient notice to Buyer hereunder.

   13.11.2 Seller Not Obligated to Remedy Buyer's Defaults. Seller shall in no event be obligated to satisfy any Default by Buyer or its successors or assigns.

   13.11.3 Invoicing and Recoupment by Seller. Within a reasonable period of time after any such efforts by Seller to correct or redress such Defaults, Seller shall furnish Buyer at its last known address with detailed invoices and supporting documentation for expenses incurred by Seller in the efforts to correct such Defaults, including appropriate charges for overhead, salaries, legal costs, permits, penalties, interest, and other losses and expenses incurred for or by Seller for the purpose of correcting or redressing such Defaults.

   13.11.4 Other Remedies Reserved. Seller's right to proceed in the manner above described to correct or redress Defaults of Buyer or its successors or assigns is not intended to be nor shall it limit or be exclusive of any other right or remedy, whether personal or in "rem", available to Seller under this Agreement, the Assignments, and/or any amendments thereto, or otherwise by law, all of which remedies are expressly and fully ratified, granted to and reserved to Seller.

13.12 Survival of Certain Obligations. Representations and warranties in Sections 5.1 and 5.2 of this Agreement (but not the disclaimers and waivers contained elsewhere in Section 5) shall terminate as of December 31, 2005; and thereafter no action may be commenced either in court or disputes brought to arbitration based on breach of those representations and warranties, without prejudice to the right to recovery in connection with actions or disputes commenced in the appropriate forum on or before December 31, 2005. Except as expressly provided otherwise in this Agreement, waivers, disclaimers, releases, continuing obligations of Buyer or Seller, and obligations of indemnity and defense contained in this Agreement shall survive the Closing indefinitely and shall be binding upon each party and their respective successors and assigns.

13.13 Conflict of Interest. Conflicts of interest related to this Agreement are strictly prohibited. Each party, for itself and for its respective directors, partners, employees, and agents warrants, covenants and represents to the other that, except as otherwise expressly provided in this Agreement, neither it nor any of its directors, employees, partners or agents has given to or received from the other party, or such party's directors, partners, employees or agents, any commission, fee, rebate, gift or other thing or service in connection with this Agreement. Likewise, neither Buyer nor any director, employee or agent of Buyer shall enter into any business relationship with any director, employee or agent of Seller (or of any affiliate of Seller), unless such person is acting for and on behalf of Seller, without prior written notification thereof to Seller. Buyer and Seller each agree that its books and records shall be subject to reasonable audit by the other as may be required to substantiate compliance with this provision.

13.14 Further Cooperation. After the Closing, each party shall execute, acknowledge, and deliver all documents, and take all such acts which from time to time may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

13.15 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all signatures of the parties hereto were on the same document, but in such event each counterpart shall constitute an original, and all of such counterparts shall constitute one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each party.

13.16 Exhibits and Schedules. All of the Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

13.17 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of the Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any materially adverse manner to the other party.

13.18 Expenses, Post-Closing Consents and Recording. Notwithstanding other provisions of this Agreement, Buyer shall be responsible for the filing and recording of the Assignment(s), conveyances or other instruments required to convey title to the Assets to Buyer in the appropriate federal, state and local records, and all required documentary, filing and recording fees and expenses incurred in connection therewith. Buyer shall supply Seller with a true and accurate photocopy of all the recorded and filed Assignments(s) within a reasonable period of time after such are available. Buyer shall be responsible for timely obtaining all consents and approvals of governmental entities or authorities customarily obtained subsequent to transfer of title and all costs and fees associated therewith. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

13.19 Nominations and Accounting Responsibilities. From the first day of the first production month following Closing, Seller is relieved of all responsibility for, and Buyer will (a) bear, and commence payment of, all burdens, fees and taxes on or relating to the Assets, and (b) perform all nomination, marketing, accounting, royalty payment, reporting, and other administrative responsibilities relating to the Assets.

13.20 Removal of Signs and Markers. Seller may either remove its name and signs from the Seller-operated Wells, facilities and Personal Property or require Buyer, at Buyer's cost, to do so for those Assets that Buyer will operate. If Seller's name or signs remain on the Assets after Seller ceases to be operator and Buyer has become operator, Buyer shall (a) remove any remaining signs and references to Seller within 45 days after Seller ceases to be operator or such earlier time as may be required by applicable regulations, (b) install signs complying with applicable governmental regulations, including signs showing Buyer as operator of the Assets it operates, and (c) notify Seller of the removal and installation. Seller reserves a right of access to the Assets after it ceases to be operator to remove its signs and name from all Wells, facilities and Personal Property, or to confirm that Buyer has done so for the Assets operated by Buyer. If Seller removes signs because Buyer has not done so, Seller will charge its costs to Buyer either in the Final Settlement Statement or by separate invoice, which Buyer agrees to pay within 15 days after receipt thereof.

13.21 CONSPICUOUSNESS / EXPRESS NEGLIGENCE. THE DEFENSE, INDEMNIFICATION AND HOLD HARMLESS PROVISIONS PROVIDED FOR IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTIONS 1.7, 3.3.2, 3.3.4, 3.3.5, 3.3.6, 4.1, 5.3.3, 7.3 (a), (b)
and (c), 7.4, 7.5, 7.7, and 13.2(c), SHALL BE APPLICABLE WHETHER OR NOT THE DAMAGES, LOSSES, INJURIES, LIABILITIES, COSTS OR EXPENSES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE), OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR FROM ANY PRE-EXISTING DEFECT. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

13.22 Waiver of Certain Damages. Each Party irrevocably waives and agrees not to seek indirect, consequential, punitive or exemplary damages of any kind in connection with any dispute arising out of or related to this Agreement or the breach hereof. For the avoidance of doubt, this Section 13.22 does not diminish or otherwise affect the parties' rights and obligations to be indemnified against, and provide indemnity for, indirect, consequential, punitive or exemplary damages awarded to any third party for which indemnification is provided in this Agreement or Seller's right to receive liquidated damages, including the Deposit, if one has been required, pursuant to the provisions of
Section 11.5. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller's cumulative indemnity obligations to Buyer and the Buyer Parties under this Agreement shall not exceed the Purchase Price.

13.23 Prior Contract(s) Affecting Production. All or a portion of the natural gas and other hydrocarbons produced from the Assets covered hereby has heretofore been committed to the gas contracts, crude oil pipeline commitments, and other contracts listed on
Schedule 13.23. Therefore, during the life of said identified contracts and any successor or replacement contract(s) thereto, none of the natural gas and other hydrocarbons produced from the Assets subject to said contracts(s) shall be committed to any other contract in contravention of said identified contracts, and insofar as they pertain to the interest acquired by Buyer in the Assets, Buyer hereby agrees to comply with and perform the duties and obligations imposed upon Seller under said identified contracts. The foregoing restriction shall not apply if Buyer obtains from the other party thereto a release of the gas or other hydrocarbons from the aforementioned identified contracts, or successor, or replacement contracts thereto.

13.24 Disclosure of Royalty Valuation Claims, Demands and/or Lawsuits. The Leases to be assigned hereunder may be subject to various claims, demands or lawsuits alleging underpayment of royalty or severance taxes based upon Seller's use of the posted price of crude oil in the calculation and payment of royalty or severance taxes on oil. If the Leases are subject to any such claims, demands or lawsuits, Seller shall retain liability therefor with respect to events occurring prior to the Effective Date. Settlement agreements and/or judgments entered in such lawsuits may affect the manner in which royalty or severance taxes on oil produced from the Leases are paid after the Effective Date, and Buyer agrees to comply fully with the terms of such settlement agreements and/or judgments insofar as they affect the Leases, but Seller shall not, without Buyer's prior written consent, enter into any settlement agreement after the date of this Agreement that would (a) reduce the net revenue interest accruing to Buyer in any Lease after the Closing Date, or (b) voluntarily increase the severance tax rate applicable to any Lease. Seller hereby notifies Buyer, and Buyer hereby acknowledges, that the Leases to be assigned herein may be subject to the royalty and severance/production tax claims, demands, lawsuits, and/or investigations identified on Schedule 3.3.5.

13.25 Settlement Agreement. Buyer acknowledges and agrees that all or a portion of the Leases may be subject to and affected by the terms and agreements contained in that certain Settlement Agreement executed by Chevron et al on May 29, 1997 in the class action lawsuit entitled The State of Texas et al v. Amoco Production Co. et al No. 95-08680, 345th Judicial District, Travis County, Texas. Under the terms of that Settlement Agreement, Chevron is obligated, in the absence of an outright sale at the lease, to value oil and condensate for royalty and overriding royalty payments using the formulas contained in Section
1.25 of the Settlement Agreement. Said Settlement Agreement was approved on August 20, 1997 by Final Judgment of said Court. Buyer agrees to abide by the terms of Sections 1.12, 1.25, 2.8 and 6.6 of the said Settlement Agreement (Referenced Sections) and further agrees that the Referenced Sections shall be binding upon Buyer, its successors and assigns. Any future conveyance of the Leases shall specifically reference and describe Buyer's obligations as set forth in this Section 13.25 and bind Buyer's successors and assigns. Buyer acknowledges that Seller has provided the Referenced Sections to Buyer and that Buyer has read and fully understands the Referenced Sections. Buyer further agrees to require its successors and assigns to acknowledge in their conveyance of the Leases that Buyer has provided such successors and assigns with the Referenced Sections and that such parties have read and fully understand the Referenced Sections.

13.26 Cooperation by Seller (Buyer's Audit). Seller will allow Buyer or Buyer's independent auditors reasonable access, upon prior written notice, to Seller's records for a period of three (3) years from the Closing Date in order for Buyer to comply with the requirements of the Securities and Exchange Commission; provided, however, that Seller will provide only such data as it has in its possession and shall not be obligated to generate such data in any particular form or format.

Wherefore, the parties, intending to be legally bound by all of the terms and provisions hereof, have caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.

SELLER:                            BUYER:

CHEVRON U.S.A. INC.               PARALLEL L.P.
                                  by Parallel Petroleum Corporation,
                                  its General Partner

By: /s/ M. H. Forman              By: /s/ John S. Rutherford
---------------------------       ----------------------------------
Name: M. H. Forman                Name: John S. Rutherford

Title: Assistant Secretary.       Title: Vice President

                                   EXHIBIT "A"

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A., Inc., as Seller and
                            Parallel L.P., as Buyer.

                         Interests to be Conveyed in the
                                 Fullerton Field
                              Andrews County, Texas


All of Assignor's right, title and interest in and to the following, only insofar as described below, including, but not limited to, any mineral rights, operating rights, royalty, overriding royalty and working interests in said lands:


Logsdon Texland JOA (B, C, D and E Wells)


Mineral Fee:                               Description:
--------------                           ----------------
-------------------------------------------------------------------------------
File No.       QLS # 128751 and           INSOFAR AND ONLY INSOFAR AS SAID DEED
               128851                     COVERS THE W/2 of Sectionvv
Date:          July 20, 1937              25, Block A-26; NE/4 and the E/2 NW/4
Grantor:       Mineral Investing          of Section 21, Block A-31;
               Corporation                Section 1, Block A-37; E/2NE/4,
Grantee:       The Texas Company          SW/4NE/4 and SE/4 of Section 2,
Recorded:      Volume 42, Page 28         Block A-37; PSL Survey, Andrews
               Deed Records,              County, Texas, all limited in
               Andrews County, Texas      depth from the surface down to the
                                          top of the Wolfcamp formation
                                          and further limited to rights below
                                          7,411 feet to the top of the
                                          Wolfcamp formation as to the NE/4NW/4
                                          of Section 21, Block A-31,
                                          and LESS AND EXCEPT the
                                           unitized formation of the Fullerton
                                           Clearfork Unit as to the S/2SW/4 of
                                           Section 25, Block A-26, and the
                                           NE/4NE/4, S/2NE/4 and E/2SE/4 of
                                           Section 1, Block A-37.
-------------------------------------------------------------------------------

 Properties are subject to and include rights under the following agreements:

Operating Agreements:

1. Joint Operating Agreement dated May 1, 1995, by and between Texland/JMC Joint Venture, as Operator, and Texaco Exploration and Production Inc., as Non-Operator (QLS# 045679).

                                   EXHIBIT "C"

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004,
                   between Chevron U.S.A., Inc., as Assignor
                        and Parallel L.P., as Assignee.

The State of Texas
County of Andrews

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                           ASSIGNMENT AND BILL OF SALE

         This Assignment and Bill of Sale (this "Assignment") is dated September __, 2004, but shall be effective from and after 7:00 a.m., January 1, 2004 (said date and time hereinafter referred to as the "Effective Date"), is by and between Chevron U.S.A. Inc., a Pennsylvania corporation, with a mailing address of 1111 Bagby, Houston, Texas 77002, hereinafter sometimes referred to as "Assignor," and Parallel L.P., a Texas limited partnership, with a mailing address of P. O. Box 10587, Midland, Texas 79702, hereinafter sometimes referred to as "Assignee;"

                              W i t n e s s e t h:

         1. Conveyance. For and in consideration of the sum of One Hundred and no/100 Dollars ($100.00), cash in hand paid, and other valuable consideration, including the assumption by Assignee of certain obligations and liabilities described in that certain Asset Sale Agreement dated September 16, 2004, by and between Assignor, as Seller, and Assignee, as Buyer (the "Asset Sale Agreement"), the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, transfer, assign, convey, set over and deliver unto Assignee, without warranty of any kind, express or implied, save for the special warranty of title hereinafter set forth, and subject to the terms hereof and the terms of the Asset Sale Agreement, all of Assignor's undivided interests in and to the following (collectively, the "Assets"):

         (a) The oil, gas and mineral leases and/or deeds, operating rights, working interests, mineral interests, royalty interests, overriding royalty interests, payments out of production and other similar agreements and rights, whether producing or non-producing, and any other oil, gas or mineral rights or portions of same described in Exhibit "A", attached hereto and made a part hereof, and further including any renewals, extensions, ratifications and amendments to such leases and/or deeds or portions of same (collectively, the "Leases"), together with all oil and gas unitization, pooling and/or communitization agreements, declarations, designations and/or orders relating to the Leases and statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, insofar as they relate to the Leases, and all of Assignor's interest in and to the properties covered or units created thereby to the extent attributable to the Leases (collectively, the "Units"); but reserving to Assignor (i) all of Assignor's rights, title and interests under certain of said Leases to explore for and produce oil, gas and minerals outside the surface boundaries of the Leases and Units described in Exhibit "A" or above or below the assigned depths described in Exhibit "A" (the "Retained Interests"), and (ii) the right to enter upon and use such portion or portions of the surface as are necessary for its drilling and operations in the Retained Interests, which operations shall not unreasonably interfere with those of Assignee and shall be conducted at Assignor's (and, if applicable, its co-owners') risk and expense.

         (b) All of the fee lands and real or immovable property (the
"Land") listed on Exhibit "A", which Land may be conveyed by Assignor to Assignee in a separate conveyance as necessary to comply with applicable real property conveyancing and recording statutes.

         (c) Any and all oil and gas wells, salt water disposal wells, injection wells and other wells and wellbores, whether abandoned, not abandoned, plugged or unplugged, located on the Leases or Land or within the Units (collectively, the "Wells").

         (d) All buildings, structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, gas lines, water lines, vessels, boilers, equipment, machinery, fixtures, flowlines, materials, improvements, and any other real, personal, immovable and mixed property located on and currently or formerly used in the operation of, or relating to the in-field production, treatment, sale, or disposal of Hydrocarbons (as hereinafter defined), water, and associated substances produced from, the Leases, the Land or the Units (collectively, the "Personal Property").

         (e) All natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid ("Hydrocarbons"), produced and severed from, or allocable, after severance, to the Leases, the Land, the Units, the Wells or the Contracts (as hereinafter defined) on and after the Effective Date (collectively, the "Sale Hydrocarbons").

         (f) To the extent transferable, and subject to Section 1.8 of the Asset Sale Agreement, all contracts, permits, rights-of-way, easements, servitudes, surface leases, subsurface use agreements, licenses, pooling agreements, operating agreements, processing agreements, division orders, farm-in and farm-out agreements, and other agreements of any kind or nature, whether recorded or not (including but not limited to those described on Exhibit "A") INSOFAR ONLY as they directly relate and are attributable to the Leases, the Units, the production from either or both, the Land, the Wells or the Personal Property, or the ownership or operation thereof, or the production, treatment, sale, transportation, gathering, storage or disposal of Sale Hydrocarbons, water, or substances associated therewith (the "Contracts").

         (g) Records directly relating to the Leases, Units, Wells, Sale Hydrocarbons, Contracts, Land and Personal Property, in the possession of Assignor (the "Records"), but excluding any records which (i) Assignor is prohibited from transferring to Assignee by law or existing contractual relationship, (ii) have been archived pursuant to Assignor's records management policies, or which (iii) constitute Excluded Assets (as defined in Section 2 below); provided, however, that Assignor agrees to use reasonable efforts to make available to Assignee upon request archived records in Assignor's possession relating to the Assets if such records are required by Assignee for purposes of responding to or defending any litigation or claim pertaining to the Assets. Assignor will deliver originals, rather than copies, of those Records that pertain only to Assets being transferred to Assignee. If the Records pertain both to Assets being transferred to Assignee and to Excluded Assets as defined in Section 2 below Assignor may deliver copies to Assignee and retain the originals.

         (h) All rights and obligations attributable to Production
Imbalances affecting the Assets hereby assigned and Assigned Agreement Imbalances as defined in Section 13.1 of the Asset Sale Agreement (the "Assigned Imbalances").

All such Leases, Units, Wells, Personal Property, Sale Hydrocarbons, Contracts, Land, Records and Assigned Imbalances are hereinafter collectively referred to as the "Assets."

         2. Exclusions and Reservations: Specifically excepted and reserved from this Assignment are the following, hereinafter referred to as the "Excluded Assets":

         (a) Assignor's proprietary data, reserve estimates and reports, economic analyses, computer programs and applications, pricing forecasts, legal files and legal opinions (except abstracts of title, title opinions, certificates of title, or title curative documents), attorney-client communications, attorney work product, and records and documents subject to confidentiality provisions, claims of privilege or other restrictions on access.

         (b) Assignor's rights, title and interests in the Contracts to the extent such are applicable, attributable and allocable to rights and interest retained by Assignor, as more specifically described in Section 1.8 of the Asset Sale Agreement.

         (c) All of Assignor's separate proprietary software and derivatives therefrom, geophysical data, data licensing agreements and seismic licenses between Assignor and third parties, if any, and any and all geologic/geophysical interpretations and proprietary or licensed raw or processed geophysical data (including magnetic tapes, field notes, seismic lines, analyses and similar data or information) and interpretations therefrom which are not specifically licensed to Assignee under a separate geophysical data licensing agreement.

         (d) All corporate, financial, and tax records of Assignor.

         (e) All Hydrocarbons produced from or attributable to Assignor's interest in the Assets with respect to all periods prior to the Effective Date, together with all proceeds from and rights relating to the sale of such Hydrocarbons.

         (f) All of Assignor's intellectual property rights, patents, trade secrets, copyrights, names, marks and logos.

         (g) All fixtures, facilities, pipelines, gathering lines, real property or interests therein owned by Chevron Pipe Line Company or any other division of Assignor or subsidiary of ChevronTexaco Corporation or any third party not a party hereto, unless such assets are expressly identified and included on Exhibit "A".

         (h) Assignor's interest, if any, in any gas processing plant, separation facility or gas treating plant serving the Assets, unless otherwise provided in Exhibit "A".

         (i) Any Assets owned, as of the date of this Agreement, by an affiliate of Assignor that does not ratify and consent to this Assignment.

         (j) All third party owned equipment and property located on or used in connection with the Assets, including, without limitation, contractor equipment and leased equipment.

         (k) Any other items specifically excluded in the Asset Sale Agreement.

         TO HAVE AND TO HOLD the Assets unto Assignee, its successors, sublessees, and assigns forever, and Assignor hereby warrants and agrees to defend title to the Assets hereby assigned, but only as to claims arising by, through or under Assignor, but not otherwise, subject to the terms, conditions, limitations and reservations set forth herein, in the Leases, in the Asset Sale Agreement, and in the Contracts.

         3. Restriction on Further Assignments. Assignee shall not assign, convey, transfer or sublease any interest it acquires in the Assets or delegate any obligations imposed on it under the Asset Sale Agreement, without any such assignee, grantee, transferee, sublessee or delegee having agreed in writing to be bound by all of the terms and provisions contained in the Asset Sale Agreement and without any such assignee, grantee, transferee, sublessee or delegee having expressly assumed all obligations set forth in the Asset Sale Agreement or arising from the Asset Sale Agreement, which obligations are expressly made covenants running with the land. Any assignment, conveyance, transfer, or sublease of any of the Assets or delegation of any obligations set forth in the Asset Sale Agreement without the express assumption of such obligations, to the extent those obligations bear upon the Assets assigned, conveyed, transferred, or subleased, in such further assignment, act of transfer or other instrument purporting to transfer title, shall be null and void. The obligations and responsibilities of Assignee to Assignor, and of Assignee's assignees, grantees, transferees or sublessees to Assignor, shall be joint and several and shall run with the land and any Assets assigned, conveyed, transferred or subleased, such that all subsequent assignees, grantees, transferees and sublessees also accept and assume the same obligations to Assignor, without Assignee or any subsequent assignees, grantees, transferees or sublessees being released of any of their obligations to Assignor. Such obligations shall include, but not be limited to, those involving abandonment obligations, covenants, terms, conditions, indemnities, liabilities and assumed risks.

         4. Disclosure and Acknowledgment. Assignee acknowledges that the Assets being conveyed have or may have been used in connection with oil, gas, and water production, transportation, treatment, storage, and/or disposal activities and may contain Naturally Occurring Radioactive Materials (NORM), asbestos and other hazardous substances as a result of these activities and operations, and that physical and environmental changes in the land may have occurred as a result of such uses and that Assignee has entered into this Assignment on the basis of Assignee's own investigation of the physical and environmental condition of the Assets, both surface and subsurface conditions. Assignee is acquiring the Assets precisely and only in an "AS IS AND WHERE IS" condition and assumes the risk that adverse physical and environmental conditions including, but not limited to, the presence of unknown, abandoned or unproductive oil and gas wells, pits and landfills, flowlines, pipelines, water wells and sumps, and any hazardous substances, pollutants, or contaminants, which may not have been revealed by Assignee's investigation, are located thereon. Assignee hereby agrees to assume full responsibility for compliance with all obligations and laws, orders, rules and regulations concerning all of such conditions, known or unknown, and further agrees, without limiting other indemnities between Assignor and Assignee, to defend, indemnify and hold the Assignor harmless for same, including, but not limited to, defense, indemnification and hold harmless for any liability for same, including, but not limited to, indemnification for any liability, attorney's fees, fines, penalties or costs under any and all federal, state and/or local environmental laws, orders, rules and regulations, in effect at the date of this Agreement or adopted, supplemented or amended thereafter. Assignee agrees that any future assignment of the Assets shall contain similar disclosure and acknowledgment language in favor of its predecessor-in-title and former owners.

         5. Conflicts. In case of any conflict between the terms and provisions of the Asset Sale Agreement and the terms and provisions of this Assignment, the terms and provisions of the Asset Sale Agreement shall prevail. Notwithstanding the foregoing, third parties may rely upon this Assignment for the description of the Assets conveyed, which Assets are not reduced or diminished in any manner by the terms of the Asset Sale Agreement except insofar as the Asset Sale Agreement may limit the scope of Assignor special warranty of title.

         6. Entire Agreement. This Assignment along with the Asset Sale Agreement constitute the entire understanding between Assignor and Assignee with regard to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings.

         7. Successors and Assigns. The terms hereof, and of the Asset Sale Agreement, shall inure to and be binding upon the respective successors and assigns of Assignor and Assignee.

         EXECUTED the day and year first above written, but effective as of the Effective Date.


Assignor:                                   Assignee:

CHEVRON U.S.A. INC.                         PARALLEL L.P.
                                            by Parallel Petroleum Corporation,
                                            its General Partner

By: _______________________                 By: ______________________________

Name: L. C. LaFleur                         Name: ____________________________

Title: Attorney-in-Fact                     Title: ___________________________

THE STATE OF TEXAS         ss.
                           ss.
COUNTY OF HARRIS           ss.

         This instrument was acknowledged before me this ________ day of September, 2004, by L.C. LaFleur, Attorney-in-Fact of Chevron U.S.A. Inc., a Pennsylvania corporation, on behalf of said corporation.


                                            _____________________________
                                            Notary Public in and for the
                                                  State of Texas





THE STATE OF TEXAS         ss.
                           ss.
COUNTY OF ____________     ss.

         This instrument was acknowledged before me this ________ day of September, 2004, by ___________________________, of Parallel Petroleum
Corporation, a Delaware corporation, General Partner of Parallel L.P., a Texas limited partnership, acting on behalf of said limited partnership.


                                            _____________________________
                                            Notary Public in and for the
My commission expires:                              State of Texas

______________________                      _____________________________
                                            Printed Name of Notary Public

                                   EXHIBIT "A"

     Attached to and made a part of that certain Assignment and Bill of Sale Dated effective as of January 1, 2004, by and between Chevron U.S.A., Inc., as Assignor and Parallel L.P., as Assignee



                                     ASSETS

                                 Fullerton Field
                              Andrews County, Texas

All of Assignor's right, title and interest in and to the following, only insofar as described below, including, but not limited to, any mineral rights, operating rights, royalty, overriding royalty and working interests in said lands:



Logsdon Texland JOA (B, C, D and E Wells)


Mineral Fee:                               Description:
------------                               ------------

-------------------------------------------------------------------------------
File No.       QLS # 128751 and 128851     INSOFAR AND ONLY INSOFAR AS SAID DEED
                                           COVERS THE W/2 of Section
Date:          July 20, 1937               25, Block A-26; NE/4 and the E/2 NW/4
Grantor:       Mineral Investing           of Section 21, Block A-31;
               Corporation                 Section 1, Block A-37; E/2NE/4,
Grantee:       The Texas Company           SW/4NE/4 and SE/4 of Section 2,
Recorded:      Volume 42, Page 28          Block A-37; PSL Survey, Andrews
               Deed Records,               County, Texas, all limited in
               Andrews County, Texas       depth from the surface down to the
                                           top of the Wolfcamp formation
                                           and further limited to rights below
                                           7,411 feet to the top of the
                                           Wolfcamp formation as to the NE/4NW/4
                                           of Section 21, Block A-31,
                                           and LESS AND EXCEPT the
                                           unitized formation of the Fullerton
                                           Clearfork Unit as to the S/2SW/4 of
                                           Section 25, Block A-26, and the
                                           NE/4NE/4, S/2NE/4 and E/2SE/4 of
                                           Section 1, Block A-37.
-------------------------------------------------------------------------------

Properties are subject to and include rights under the following agreements:

Operating Agreements:

1. Joint Operating Agreement dated May 1, 1995, by and between Texland/JMC Joint Venture, as Operator, and Texaco Exploration and Production Inc., as Non-Operator (QLS# 045679).

                                 Schedule 1.4(n)

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A. Inc., as Seller and
                            Parallel L.P., as Buyer.

                  Excluded Communications and Office Equipment


                                 Not Applicable

                                 Schedule 1.4(q)

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A. Inc., as Seller and
                            Parallel L.P., as Buyer.

                               Excluded Equipment


                                 Not Applicable

Schedule 2.3 to Asset Sale Agreement between Chevron U.S.A. Inc. and Parallel L.P.
Buyer's Allocation of Purchase Price
-----------------------------------------------------------------------------------------------------------------------------------
 FCLC     PRIORITY  SBU     STATE    COUNTY FIELD NAME  FIELD    LEASE/PROPERTY    LEASE/       GWI       NRI     ALLOCATION OF
             #                                          CODE          NAME         PROP CODE                         VALUE, $
-------- --------- ------- -------  ------- ---------- ------- -----------------  ---------- --------- --------  -------------
V18N2000    13     PERMIAN   TX     ANDREWS FULLERTON   V18N    LOGSDON, C.W. /C/    2000      25.0000% 25.0000%  $9,770,460.00
-------- -------- ------- -------   ------- ---------- ------- -----------------  ----------  -------- -------- ---------------
V18N3400    13     PERMIAN   TX     ANDREWS FULLERTON   V18N    LOGSDON, C.W. /E/    3400      25.0000% 25.0000%  $2,186,450.00
-------- -------- ------- -------   ------- ---------- ------- -----------------  ----------  -------- -------- ---------------
V18N4200    13     PERMIAN   TX     ANDREWS FULLERTON   V18N    LOGSDON, C.W. /B/    4200      25.0000% 25.0000%  $1,673,980.00
-------- -------- ------- -------   ------- ---------- ------- -----------------  ----------  -------- -------- ---------------
V18N6800    13     PERMIAN   TX     ANDREWS FULLERTON   V18N    LOGSDON, C.W. /D/    6800      25.0000% 25.0000%  $2,449,580.00
-------- -------- ------- -------   ------- ---------- ------- -----------------  ----------  -------- -------- ---------------
                                                                                                                 $16,080,470.00

                                 Schedule 3.3.5

          Attached and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A., Inc., as Seller and
                            Parallel L.P., as Buyer.


                          Seller's Retained Litigation



Texas

Andrews County v. ExxonMobil Corp., et al.
In the 109th District Court of Andrews County, Texas
Cause No. 16365

---------------- ------------------------------- ----------------------- ---------------- ----------------------------
Type             SubType                         Service Date            Fields           County-State
---------------- ------------------------------- ----------------------- ---------------- ----------------------------
Litigation       Property Tax                    10/24/2003              Various          Andrews Co., TX


Miscellaneous matters relating to non-operated Assets: There are a number of matters, which may include litigation and/or claims, pertaining to Seller's interest in non-operated Assets and these matters are routinely handled by the Operator, often without notice to non-operators unless and until the matter reaches a certain materiality level. Such matters, to the extent Seller has knowledge of them, would be reflected in the applicable data room materials and/or financial records associated with the Assets. All such matters are hereby incorporated by reference in this Schedule.

                                 Schedule 5.1.8

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A. Inc., as Seller and
                            Parallel L.P., as Buyer.

                       Assets Subject to Payout Schedules


                                 Not Applicable

                                 Schedule 5.1.9

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A. Inc., as Seller and
                            Parallel L.P., as Buyer.

                          Preferential Purchase Rights


                                 Not Applicable

                                 Schedule 13.23

        Attached to and made a part of that certain Asset Sale Agreement dated September 16, 2004, by and between Chevron U.S.A. Inc., as Seller and
                            Parallel L.P., as Buyer.

                   Pre-Existing Contracts Affecting Production


                                 Not Applicable